EXHIBIT 99.1

Important Notice to U.S. Shareholders

This share exchange and business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country (Japan), which are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

104th Term
Notice of the Ordinary General Meeting of Shareholders
Everyday, for something a bit new

Shin-Keisei Electric Railway Co., Ltd.

Date and time: Tuesday, June 28,2022, at 10:00 a.m.	Company Code 9014

Venue: Conference Room in the Head Office Shin-Keisei Electric Railway Co., Ltd. 4-1-12, Kunugiyama, Kamagaya-shi, Chiba (Nearest station: Kunugiyama, Shin-Keisei Line)

Contents

Notice of the 104th Ordinary General Meeting of Shareholders	1
Reference Materials for the General Meeting of Shareholders
Proposal No.1: Approval for the Share Exchange Agreement between Shin-Keisei Electric Railway Co., Ltd. and Keisei Electric Railway Co., Ltd.	4
Proposal No. 2: Disposition of Surplus	31
Proposal No. 3: Election of 11 Directors	32	Deadline for exercising voting rights in writing
(Attached Materials)
Business Report	39	By no later than 6:00 p.m. on Monday, June 27, 2022
Consolidated Financial Statement	53
Non-consolidated Financial Statements	55
Audit Reports	57

(Company code 9014)
June 3, 2022
To shareholders:
4-1-12, Kunugiyama, Kamagaya-shi, Chiba
Shin-Keisei Electric Railway Co., Ltd.
President C.E.O. Yukihito Mashimo

Notice of the 104th Ordinary General Meeting of Shareholders

You are cordially notified of the 104th Ordinary General Meeting of Shareholders of Shin-Keisei Electric Railway Co., Ltd. (the “Company”), which will be held as described in this notice.

You are requested to consider refraining from attending the meeting in person at the venue below to help prevent the spread of COVID-19 infections. Shareholders may exercise your voting rights in advance in writing, which we strongly urge you to do. If you exercise your voting rights in writing, please review the attached “Reference Materials for the General Meeting of Shareholders,” indicate your vote of approval or disapproval on the enclosed Voting Rights Exercise Form, and return it to the Company. The Form must be received by the Company by no later than 6:00 p.m. on June 27, 2022, the previous day of the meeting.

1	Date and time	Tuesday, June 28, 2022 at 10:00 a.m.
2	Venue	Conference Room in the Head Office Shin-Keisei Electric Railway Co., Ltd. 4-1-12, Kunugiyama, Kamagaya-shi, Chiba (Nearest station: Kunugiyama, Shin-Keisei Line)
3	Purpose of the meeting	Matters to be reported

1.   The Business Report and Consolidated Financial Statements for the 104th Term (from April 1, 2021 through March 31, 2022), and Audit Reports of the Accounting Auditor and the Audit & Supervisory Board concerning the results of the audits of the Consolidated Financial Statements

2.    Non-consolidated Financial Statements for the 104th Term (from April 1, 2021 through March 31, 2022)

Matters to be resolved

Proposal No. 1: Approval for the Share Exchange Agreement between

Shin-Keisei Electric Railway Co., Ltd. and Keisei

Electric Railway Co., Ltd.

Proposal No. 2: Appropriation of Surplus

Proposal No. 3: Election of Eleven (11) Members of the Board

■	For those attending the meeting on the day stated above, please submit the enclosed Voting Rights Exercise Form at the reception desk.

■

“Systems to Ensure Appropriateness of Operations and Outline of the Operational Status of the Systems” in the Business Report, and “Consolidated Statements of Changes in Net Assets” and “Notes to Consolidated Financial Statements” in the Consolidated Financial Statements, and “Non-consolidated Statements of Changes in Net Assets” and “Notes to Non-consolidated Financial Statements” in the Non-consolidated Financial Statements are posted on the Company website (https://www.shinkeisei.co.jp/) pursuant to the provisions of the relevant laws and regulations and Article 16 of the Articles of Incorporation of the Company, and thus, they are not included in the materials attached to this convocation notice of the 104th Ordinary General Meeting of Shareholders. The Business Report, Consolidated Financial Statements and Non-consolidated Financial Statements audited by the Audit & Supervisory Board members and Accounting Auditor are included in the materials attached to this convocation notice of the 104th Ordinary General Meeting of Shareholders, and also provided on the Company website above. Among the materials regarding the Proposal No. 1 “Approval for the Share Exchange Agreement between Shin-Keisei Electric Railway Co., Ltd. and Keisei Electric Railway Co., Ltd.,” the Articles of Incorporation of Keisei Electric Railway Co., Ltd. and Non-consolidated Financial Statements of the said company for the latest fiscal year are posted on the Company website (https://www.shinkeisei.co.jp/) pursuant to the provisions of the relevant laws and regulations and Article 16 of the Articles of Incorporation of the Company, and, thus, not included in the materials attached to this convocation notice of the 104th Ordinary General Meeting of Shareholders.

■

Please be informed that any amendments made to the Reference Materials for the General Meeting of Shareholders, Business Report, Consolidated Financial Statements and Non-consolidated Financial Statements will be posted on the Company’s website (https://www.shinkeisei.co.jp/).

The spread of COVID-19 infections remains to be a serious concern. We will inform you on the Company website (https://www.shinkeisei.co.jp/), if we will be forced to significantly adjust the operation of the 104th Ordinary General Meeting of Shareholders due to factors including changes in infection status.

Instructions for Exercising Your Voting Rights

Deadline	By no later than 6:00 p.m. on Monday, June 27, 2022

議決権行使書用紙のご記入方法のご案内
How to fill out the Voting Rights Exercise Form

議決権行使書（Voting Rights Exercise Form）

新京成電鉄株式会社 御中　（To Shin-Keisei Electric Railway Co., Ltd.）

株主総会日　　議決権の数　Number of your voting rights　個(number)

(Date of the General Meeting of Shareholders)

年　月　日 (Year) (Month) (Date)

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年　月　日 (Year) (Month) (Date)

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議案(Proposal)	議案に対する賛否(For or against for proposal)	
第1号 (No. 1)	賛（for）	否（against）
第2号 (No. 2)	賛（for）	否（against）
第3号 (No. 3)	賛（for）	否（against）
	但し	を除く(Excluding)

基準日現在のご所有株式数 ________ 株

Number of shares you held as of the record date ___ shares

議決権の数 ________ 個

Number of your voting rights ____

議決権の数は1単元ごとに1個となります。

Note: The number of voting rights shall be one for every Share Unit.

お願い（Request）

1.○○○○○○○○○○

2.○○○○○○○○○○

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○○○○○○○○○○

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3.○○○○○○○○○○

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新京成電鉄株式会社

(Shin-Keisei Electric Railway Co., Ltd.)

こちらに、各議案の賛否をご表示ください。
Please indicate "for" or "against" for each proposal here.

【第１・２号議案】	【Proposal No. 1 & Proposal No. 2】
賛成の場合：「賛」の欄に〇印	To mark your approval: Circle “for”
否認の場合：「否」の欄に〇印	To mark your disapproval: Circle “against”

【第３号議案】	【Proposal No. 3】
全員賛成の場合：「賛」の欄に〇印	To mark your approval of all candidates: Circle “for”
全員否認の場合：「否」の欄に〇印	To mark your disapproval of all candidates: Circle “against”
一部の候補者を否認する場合：	To mark your disapproval of some of the candidates:
「賛」の欄に〇印をご表示のうえ、	Circle “for,” and then write the number attached to
否認する候補者の番号をご記入ください。	every candidate you disapprove

Reference Materials for General Meeting of Shareholders

Proposal No. 1	Approval for the Share Exchange Agreement between Shin-Keisei Electric Railway Co., Ltd. and Keisei Electric Railway Co., Ltd.

Shin-Keisei Electric Railway Co., Ltd. (“Shin-Keisei” or the “Company”) and Keisei Electric Railway Co., Ltd. (“Keisei”) (collectively the “Companies”), at their respective board of directors meetings held on April 28, 2022, resolved to conduct such a share exchange between the Companies that will make Keisei the wholly-owning parent company and Shin-Keisei its wholly-owned subsidiary (the “Share Exchange”), and a share exchange agreement (the “Share Exchange Agreement”) was executed by and between the Companies on the same date, as stated below. We would therefore like to request your approval for the Share Exchange Agreement.

Keisei will execute a simplified share exchange procedure under Article 796, Paragraph 2 of the Companies Act (Law, No. 86, of 2005, as amended. The same shall apply hereinafter.) without obtaining approval from a general meeting of shareholders, and the Company will execute the Share Exchange after obtaining approval for the Share Exchange Agreement by a resolution of this General Meeting of Shareholders, with the effective date of September 1, 2022.

On August 30, 2022, prior to September 1, 2022 (the “Planned Date”), the effective date for the Share Exchange, the common stock of the Company (“Shin-Keisei Stock”) will be delisted from the Standard Market of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) (with the final trading day being August 29, 2022).

Reason for the Share Exchange, Outline of the Share Exchange Agreement, and other items regarding this proposal are stated as below.

1. Reason for the Share Exchange

Keisei was founded in June 1909 as Keisei Denki Kido Co., Ltd. (subsequently renamed as Keisei Electric Railway Co., Ltd. in June 1945), a train service operator for religious pilgrimages to

Naritasan Shinshoji Temple. In November 1912, Keisei Electric Railway came into operation, commencing a five-car train service between Oshiage and Edogawa and between Takasago and Shibamata along a 11.5-km line.

Keisei has since worked to expand its railway network and deliver improved customer convenience through: i) becoming in December 1960 Japan’s first surface railway operator to share tracks with a subway operator; ii) extending its railway line to Narita International Airport in May 1978; iii) linking the railway directly to a basement terminal of the airport in March 1991; and iv) launching the Narita Sky Access Line service in July 2010 as a new line from central Tokyo to the airport.

Keisei, developing various enterprises based on the foundation of its railway service, launched a directly operated bus business in July 1932 and a real estate company in November 1933. It later expanded into the distribution business and was a leisure and service operator from the 1950s onward. As of April 28, 2022, the Keisei Electric Railway Group comprises Keisei, 89 subsidiaries, and eight affiliates (the “Keisei Group”). Under the group business philosophy of contributing to social development by providing high-quality, safe, and comfortable goods and services that satisfy customers and facilitating the growth of sound businesses, the Keisei Group provides various services such as transportation, real estate, and distribution businesses as a comprehensive lifestyle corporate group, mainly in eastern Tokyo, Chiba, and Ibaraki.

In April 2019, the Keisei Group established its Medium-Term Management Plan (the “E4 Plan”) and executed it for three years to March 31, 2022 in order to increase its revenue and grow in a sustainable manner even amid the changing environment for the Group. The E4 Plan has taken into account a future decline in population, due to a falling birth rate and aging population, in areas along its train lines and the need for further development of Narita International Airport.

The E4 Plan’s basic strategies are to: i) engage with local stakeholders to raise the Keisei Group’s profile; ii) manage the Group more effectively and strengthen its corporate governance; iii) cultivate the inbound tourism market; iv) increase earnings by strengthening existing businesses; v) ensure safety and security and improve service quality; and vi) establish a new growth vision. The Keisei Group has been achieving stable results by working to develop lineside areas in a sustainable manner, meeting increasingly diverse social needs, providing safe and highly satisfactory services on a Group-wide basis, and expanding its business domains.

The environment surrounding the Keisei Group, most notably arising from the novel coronavirus

(“COVID-19”), affected its flagship transportation business, coupled with leisure and service business. The pandemic resulted in declining demand in the recent past for inbound tourism and reduced human travel activity following a period of growing airport transportation driven by the inbound tourism boom.

Effects from COVID-19 should gradually subside, putting Keisei Group back on a growth track helped by increasing airline passengers from Narita International Airport as the airport continues to improve its functionality. However, the fear of increased operating costs may become reality due to soaring fuel prices while lineside areas are predicted to suffer a decline in the working-age population due to the low birth rate and aging population in the medium to long term. In our view, these are factors that will threaten the Keisei Group’s flagship business revenue-earning opportunities in the future.

Meanwhile, founded in October 1946 for the purpose of developing the northwestern part of Chiba Prefecture, the Company took over a military practice train line belonging to the former Japanese army to conduct service using four-car trains along a 2.5-km route between Shintsudanuma and Yakuendai since December 1947. Subsequently, the Company extended the entire network to Matsudo in April 1955 on a single-track basis, turned the route between Shintsudanuma and Matsudo into a double-track line in February 1975, and connected to the Keisei Chiba line from December 2006, thereby enhancing transportation capacity and improving customer convenience.

Based on its railway business, the Company operated various businesses. It launched a bus business in January 1949, and expanded to real estate in February 1955 and services from the 1970s onward. As of April 28, 2022, the organization consists of the Company, seven subsidiaries, and two affiliates (the “Shin-Keisei Group”). Upholding the brand slogan of “Every Day, A Little, and New,” the Shin-Keisei Group undertakes transportation, real estate, and convenience operations mainly in northwestern Chiba Prefecture.

In April 2019, the Shin-Keisei Group formulated its Medium-Term Management Plan (the “S4 Plan”) and carried it out for three years to March 2022. The purpose of the S4 Plan is to make the Shin-Keisei Group a company trusted by customers and local communities through business operations focused on safety, security, and comfort, while building attractive lineside areas where people want live and want move to through providing services that anticipate their needs.

The S4 Plan upheld a basic strategy to: i) fulfill the Shin-Keisei Group’s responsibilities as a social and public infrastructure operator; ii) complete the Kamagaya City railway elevation project and develop areas beneath elevated railway lines; iii) build local community spaces, driven by the company’s flagship business, and pursue new businesses; and vi) achieve a robust corporate structure for future generations. The Company has been making steady progress in its endeavors to raise the value of lineside areas by proactively implementing permanent measures for safety and security, reinforcing its flagship business and expanding its peripheral businesses, and improving the quality of services delivered.

The Shin-Keisei Group aims to build its level of trust with customers and local communities by enhancing its appeal through further strengthening its business foundations, creating new enterprises, and revitalizing local areas via coexistence with and support of communities along lineside areas, and improving its local brand power based on such efforts.

The Shin-Keisei Group has been taking a range of measures to counter the effects on its long-term revenue arising from the low birth rate and aging population, coupled with a decreasing working-age population, in its lineside areas. These areas are home to many housing complexes and homes that were developed during Japan’s high-growth era.

The Shin-Keisei Group, however, has recently been experiencing the decreasing number of passengers in its transportation businesses due to declining human travel activity since February 2020, owing to the spread of COVID-19. This is despite the fact that the Shin-Keisei Group, being an organization whose flagship business is commuting-centric local transportation, is predicted to achieve an earnings recovery relatively earlier than its peers.

Even amid the challenging operating environment marked by future uncertainty as described above, the Companies consider it necessary to strengthen their business fundamentals and competitiveness in their fields operation to achieve medium- to long-term growth, as well as to improve their corporate value.

Furthermore, as a trend in the transportation industry to which they belong, they must run their businesses in a way that emphasizes corporate social responsibility and environmental efforts. These include contributing to attaining SDGs and addressing ESG and the Task Force on Climate-related Financial Disclosures (TCFD). Keisei and the Company, as companies responsible for providing social and public infrastructure, have offered safe, secure, and comfortable transportation services, while implementing measures such as introducing energy-saving trains with barrier-free designs, new facilities, etc., and activities in cooperation with local municipalities and organizations along the train lines. We also think that the Companies must create and deliver greater added-value, with the aim of contributing to attaining SDGs and helping to build a sustainable society with diversity and inclusion where no one is left behind.

To date, Keisei has been collaborating with the Company, an equity-method affiliate, in northwestern Chiba Prefecture in the form of exchanging information on marketing and safety measures, joint development of train cars, and joint purchasing of materials in the railway business. In addition, they have been exchanging information on marketing and safety measures and shared operations for express lines in the bus business. Keisei, however, thinks that both companies, while now running their operations independently as listed companies, do not necessarily apply their business resources efficiently enough and lack flexibility in their decision making. One issue is the fact that the Company does not necessarily prioritize seeking business synergy through collaboration with Keisei because, for example, the Company must always compare transactions with Keisei with third-party transactions with respect to need and rationality in consideration of a potential conflict of interest with the Company's shareholders other than Keisei (hereinafter, the “Minority Shareholders”) and for the purpose of remaining independent as a listed company. Business resources injected by Keisei into the Company end up being more restrained than if the latter was turned into a wholly owned subsidiary, because at least half of the capital injected to the latter is attributed to Minority Shareholders’ profit when premised on the existing capital structure.

To improve both companies’ corporate value and enable them to grow in the medium to long term as above described amid the aforementioned challenging operating environment, while contributing to attaining SDGs and addressing ESG and the Task Force on Climate-related Financial Disclosures (TCFD), Keisei concluded that it would be essential to: i) convert the Company into a wholly-owned subsidiary of Keisei; ii) promptly build a structure in which to speed up decision-making by efficiently utilizing finite group business resources; iii) further enhance collaboration between both companies; and iv) operate the Keisei Group and Shin-Keisei Group to operate with a sense of unity. For this reason, in October 2021 Keisei submitted to the Company an initial proposal intended to convert the latter into a wholly-owned subsidiary of the former in the Share Exchange.

Upon receiving the initial proposal from Keisei, the Company began to consider the proposed Share Exchange. In so doing, the company decided to consult with Keisei after arranging for a consideration of readiness such as establishing on January 28, 2022 a special committee composed solely of independent members who have no interest in Keisei (hereafter referred to as the “Special Committee”; for details, see “3.(3) 2) Measures to avoid a conflict of interest,” shown below) in order to secure fairness, transparency, and objectivity for the Company's board of directors’ decision-making process regarding the initial proposal from Keisei and to prevent arbitrary or unfair decision-making.

To date, the Shin-Keisei Group and the Keisei Group have been striving to evolve to become companies of choice by reinforcing their respective corporate structures through formulating and executing medium- to long-term management plans.

However, to grow sustainably and fulfill their social responsibilities as locally rooted companies amid the challenging operating environment described above, it was concluded after discussions within each company that to improve their corporate value, the companies would benefit from building a solid cooperative relationship through converting the Company into a wholly owned subsidiary of Keisei and leveraging economies of scale and business resources such as operational expertise.

Specifically, we think the Share Exchange will bring about the following synergies:

(i)  reinforcing both companies’ business foundation in northwestern Chiba Prefecture and revitalizing local communities;

(ii) strengthening both companies’ competitiveness and expanding their business scale through mutual use of their business resources;

(iii) achieving an efficient collaborative framework through leveraging economies of scale.

Based on such understanding, the Companies have reached an agreement through consideration and discussion of the terms and conditions of the proposed Share Exchange, including the share exchange ratio, and, at their respective board of directors’ meetings held on April 28, 2022, resolved to conduct the Share Exchange and entered into the Share Exchange Agreement on April 28, 2022. This recognition will enable the Keisei Group to optimize its business resources and efficiently and further share operating strategies with the Comapny, thus reinforcing both Companies’ competitiveness, which in our view will enhance their corporate value and prove to be a reorganization beneficial to shareholders of both Companies.

2. Outline of the Share Exchange Agreement

The content of the Share Exchange Agreement executed between the Companies as of April 28, 2022 is as follows:

Share Exchange Agreement (Copy)

This Share Exchange Agreement (hereinafter this “Agreement”) is made and entered into by and between Keisei Electric Railway Co., Ltd. (hereinafter “Keisei”) and Shin-Keisei Electric Railway Co., Ltd. (hereinafter “Shin-Keisei”) as of April 28, 2022. The parties hereto agree as follows:

Article 1. Share Exchange

The parties shall conduct a share exchange that makes Keisei the wholly-owning parent company and Shin-Keisei its wholly-owned subsidiary (hereinafter the “Share Exchange”). By the Share Exchange, Keisei shall acquire all the issued shares in Shin-Keisei (excluding the shares in Shin-Keisei that are owned by Keisei).

Article 2. Trade Name and Address of Companies That Become the Wholly-owning Parent Company and the Wholly-owned Subsidiary Due to the Share Exchange.

The trade name and address of the parties shall be as follows:

1.     Keisei (Wholly-owning parent company)

Trade name: Keisei Electric Railway Co., Ltd.

Address: 3-3-1 Yawata, Ichikawa-shi, Chiba

2.     Shin-Keisei (Wholly-owned subsidiary)

Trade name: Shin-Keisei Electric Railway Co., Ltd.

Address: 4-1-12 Kunugiyama, Kamagaya-shi, Chiba

Article 3. Shares Granted upon the Share Exchange and Allotment Thereof

1.    Upon the Share Exchange, Keisei shall grant to the shareholders of Shin-Keisei (shareholders excluding Keisei after the retirement of Shin-Keisei’s treasury stock under Article 8; the same shall apply hereinafter in this Article) as of the time immediately before the acquisition by Keisei of all the issued shares in Shin-Keisei in the Share Exchange (hereinafter the “Record Date”) the number of shares of common stock of Keisei that is calculated by multiplying the total number of shares of common stock of Shin-Keisei held by those shareholders of Shin-Keisei by 0.82, as money, etc. in lieu of the shares of common stock of Shin-Keisei.

2.    Upon the Share Exchange, Keisei shall allot the shares of its common stock to each shareholder of Shin-Keisei as of the Record Date at the rate of 0.82 shares of common stock of Keisei for one share of common stock of Shin-Keisei held by such shareholder.

3.    If any fraction less than one share arises when calculating the number of shares of common stock of Keisei to be allotted to a shareholder of Shin-Keisei in accordance with the provisions of the preceding two paragraphs, Keisei shall sell the number of shares of its common stock equivalent to the total of those fractional shares (if the total has any fraction less than one share, it shall be rounded down) pursuant to the provisions of Article 234 of the Companies Act and other applicable laws and distribute the sales proceeds to each of those shareholders according to the number of his or her fractional shares.

Article 4. Amount of Keisei’s Capital and Reserves

By the Share Exchange, Keisei’s capital and reserves shall be increased by the amounts specified below:

1.    Amount of capital: 0 yen

2.    Amount of capital reserve: Amount determined by Keisei in accordance with the provisions of Article 39 of the Ordinance on Company Accounting

3.    Amount of retained earnings reserve: 0 yen

Article 5. Effective Date

The Share Exchange shall come into force on September 1, 2022 (hereinafter the “Effective Date); provided, however, that this date may be changed by consultation and agreement between the parties, if such change is necessary for the procedures of the Share Exchange or for other reasons.

Article 6. Approval of the General Meeting of Shareholders

1.    Keisei shall conduct the Share Exchange pursuant to Article 796, Paragraph 2 of the Companies Act without obtaining the approval of the general meeting of shareholders for this Agreement as provided in Article 795, Paragraph 1 of the Companies Act; provided, however, that if it is necessary to obtain approval for this Agreement by a resolution of the general meeting of shareholders of Keisei pursuant to the provisions of Article 796, Paragraph 3 of the Companies Act, Keisei shall request that the general meeting of shareholders adopt a resolution for the approval of this Agreement and the matters necessary for the Share Exchange no later than the day immediately prior to the Effective Date.

2.    Keisei shall request that the ordinary general meeting of shareholders to be held on June 28, 2022 (hereinafter the “Ordinary General Meeting of Shareholders of Keisei”) adopt a resolution for the approval of this Agreement and the matters necessary for the Share Exchange.

3.    The parties may change the date of the Ordinary General Meeting of Shareholders of Keisei by consultation and agreement, if such change is necessary for the procedures of the Share Exchange or for other reasons.

Article 7. Business Operation, etc.

During the period from the date of execution hereof to the Effective Date, the parties shall perform their duties, manage their property and operate their business with the due care of a prudent manager. If either party intends to perform any act that greatly affects its property, rights or obligations, the parties shall consult with each other and reach an agreement before performing that act.

Article 8. Retirement of Treasury Stock

Shin-Keisei shall retire all shares of treasury stock held by Shin-Keisei on the Record Date (including shares acquired by Shin-Keisei due to a share repurchase request exercised by its shareholders under Article 785 of the Companies Act in connection with the Share Exchange) by a resolution of a meeting of the Board of Directors of Shin-Keisei held no later than the day immediately prior to the Effective Date.

Article 9. Dividends of Surplus

1.    The parties shall not adopt a resolution for dividends of surplus specifying, as the record date, any day after the date of execution hereof before the Effective Date, except for the dividends specified in the following paragraph.

2.    Notwithstanding the provisions of the preceding paragraph, dividends of surplus may be paid (i) by Keisei to its shareholders entered or recorded in the final shareholder registry as of March 31, 2022 or registered pledgees of shares up to 1,460 million yen in total and (ii) by Shin-Keisei to its shareholders entered or recorded in the final shareholder registry as of March 31, 2022 or registered pledgees of shares up to 140 million yen in total; provided, however, that the parties may amend the amount of such dividends of surplus by a written agreement.

Article 10. Amendment and Cancellation of the Share Exchange

If any event causes, or is found to cause, a serious problem about the implementation of the Share Exchange during the period from the date of execution hereof to the Effective Date or renders the achievement of the purpose of this Agreement difficult, the parties shall consult with each other in good faith and may, by agreement, amend the conditions of the Share Exchange or other provisions of this Agreement, cancel the Share Exchange or terminate this Agreement.

Article 11. Effect of This Agreement

This Agreement shall lose its effect if the parties cannot obtain the approval of the general meeting of shareholders of Keisei set forth in the proviso of Article 6, Paragraph 1 by the day immediately prior to the Effective Date (only when this Agreement needs to be approved by the general meeting of shareholders of Keisei pursuant to the provisions of Article 796, Paragraph 3 of the Companies Act), approval of the general meeting of shareholders of Shin-Keisei or approval of the relevant authorities, etc. required for the Share Exchange under laws and regulations or if the Share Exchange is cancelled or this Agreement is terminated in accordance with the preceding Article.

Article 12. Governing Law and Court of Jurisdiction

1.    This Agreement shall be governed by and construed in accordance with the laws of Japan.

2.    The parties agree that the Tokyo District Court shall have exclusive jurisdiction for the first instance over all disputes in court arising in connection with this Agreement.

Article 13. Consultation

Any matter not provided herein or any doubt arising in connection with the provisions hereof shall be settled by consultation between the parties in good faith.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by affixing their names and seals hereto, and each party shall retain one original copy hereof.

April 28, 2022

Keisei:       3-3-1 Yawata, Ichikawa-shi, Chiba

Keisei Electric Railway Co., Ltd.

Representative Director and President Toshiya Kobayashi [Seal]

Shin-Keisei:      4-1-12 Kunugiyama, Kamagaya-shi, Chiba

Shin-Keisei Electric Railway Co., Ltd.

President C.E.O. Yukihito Mashimo [Seal]

3. Matters related to the reasonableness of the consideration for the Share Exchange

(1) Total number of shares as a consideration for the Share Exchange and matters related to the reasonableness of allotment

 1) Description of allotment for the Share Exchange

	Keisei (wholly owning parent company)	Shin-Keisei (wholly owned subsidiary)
Allotment ratio for the Share Exchange	1	0.82
Number of shares to be granted due to the Share Exchange	Common stock of Keisei: 4,983,417 shares (planned)

Note 1: Allotment ratio for common stock

0.82 shares of common stock of Keisei (“Keisei Stock”) will be allotted for one share of Shin-Keisei stock. However, for shares of Shin-Keisei held by Keisei (4,899,895 shares as of April 28, 2022), no shares will be allotted in the Share Exchange. If any significant change is made to any of the various conditions forming the basis of calculation, there is potential for the aforementioned allotment ratio for the Share Exchange (“Share Exchange Allotment Ratio”) to be revised after being discussed and agreed to by both companies.

Note 2: Number of shares of Keisei to be granted due to the Share Exchange: 4,983,417 shares (planned)

The aforementioned number of shares was calculated in accordance with the number of outstanding shares of Shin-Keisei (11,023,228 shares) on March 31, 2022 and the number of shares of its treasury stock (45,994 shares on March 31, 2022 and the number of shares of Shin-Keisei held by Keisei (4,899,895 shares) on April 28, 2022.

Keisei will grant, in place of the shares of Shin-Keisei it holds, shares of Keisei in a number calculated in accordance with the ratio of the Share Exchange to parties that are shareholders of Shin-Keisei on a date immediately prior to Keisei acquiring all outstanding shares of Shin-Keisei in the Share Exchange (excluding shares of Shin-Keisei held by Keisei) (“Record Date”) (referring to parties that are shareholders after the treasury stock set forth below is retired, and excluding Keisei). Keisei will appropriate shares of treasury stock it holds (1,605,651 shares on April 28, 2022) as shares of Keisei to be granted in the Share Exchange, and will refrain from issuing new shares. To maximize shareholder profit through expeditiously and flexibly implementing capital policies as well as improve in capital efficiency, Keisei will separately acquire treasury stock in a number up to 5,000,000 shares (the “Treasury Stock Acquisition”). The outline of the treasury stock acquisition is as follows: (i) type of stock subject to the acquisition: Keisei Stock; (ii) maximum total number of shares that can be acquired: 5,000,000 shares (percentage of the total number of outstanding shares (excluding the treasury stock): 2.93%); (iii) total amount of the stock acquisition: (up to) 18,000,000,000 yen; (iv) period for the treasury stock acquisition: from April 29, 2022 to August 31, 2022; (v) acquisition method: market purchase including treasury stock purchase through the off-hours trading system (ToSTNeT-3) of the Tokyo Stock Exchange; (vi) other items required: all decisions on the required items other than (i) to (v) above regarding the treasury stock acquisition shall be left entirely to the Representative Director and President; (vii) (reference) treasury stock held as of April 28, 2022: total number of outstanding shares (excluding the treasury stock), 170,805,534 shares and number of treasury stock, 1,605,651 shares.

All shares of treasury stock held by Shin-Keisei on the Record Date (including shares of treasury stock to be acquired by Shin-Keisei due to the share repurchase request exercised pursuant to Article 785, Paragraph 1 of the Companies Act in the Share Exchange) will be retired with immediate effect by resolution of a board of directors meeting held no later than a day prior to the Planned Date for the Share Exchange.

The total number of shares of Keisei to be granted in the Share Exchange is subject to change in the future due to acquisition or retirement of treasury stock by Shin-Keisei.

Note 3: Handling of shares in quantities smaller than a Round Lot

Shareholders of Shin-Keisei that will hold shares of Keisei in quantities smaller than 100 shares (a “Round Lot”) due to the Share Exchange will be allowed to use the programs shown below. Shares in quantities smaller than a Round Lot cannot be sold on a financial instrument exchange.

(i) Program for repurchase of shares in quantities smaller than a Round Lot (sale of shares in quantities smaller than a Round Lot)

This is a program in which shareholders of Shin-Keisei that will hold shares of Keisei in quantities smaller than a Round Lot are entitled to request that Keisei repurchase such shares pursuant to Article 192, Paragraph 1 of the Companies Act.

(ii) Program for additional purchase of shares in quantities smaller than a Round Lot (additional purchase of shares to make up a Round Lot)

This is a program in which shareholders of Shin-Keisei that will hold shares of Keisei in quantities smaller than a Round Lot are entitled to request that Keisei sell shares of it that, if combined with shares totaling quantities smaller than a Round Lot they hold, reach a Round Lot and to additionally purchase shares of Keisei pursuant to Article 194, Paragraph 1 of the

Companies Act and the Articles of Incorporation of Keisei.

Note 4: Handling of fractional shares

For shareholders of Shin-Keisei that will be granted fractional shares of Keisei that in total are less than one share due to the Share Exchange, shares of Keisei will be sold in a number equivalent to the number of combined total fractional shares (any fraction less than one share included in the combined total number will be truncated) pursuant to Article 234 of the Companies Act and other applicable laws, and proceeds from the sale will be granted to each of such shareholders in accordance with the number of his/her fractional shares.

　2) Grounds for allotment involved in the Share Exchange

(i) Grounds and reasons for allotment

As stated in the section above titled “1. Reason for the Share Exchange,” Keisei in October 2021 put forward the proposal for the Share Exchange to Shin-Keisei, followed by discussions and negotiations taking place repeatedly in earnest by the Companies. As a result, the Companies concluded that, in order to improve the corporate value of each of them, it would be the best possible decision for Keisei to convert Shin-Keisei into a wholly owned subsidiary of Keisei.

In calculating the ratio of the Share Exchange stated in the section titled “1) Description of allotment for the Share Exchange,” a ratio that is used for the Share Exchange, each of the Companies decided to individually request a third-party calculation agency independent from them to calculate the ratio of the Share Exchange in order to ensure that the calculations are fair and reasonable. Keisei selected Mizuho Securities Co., Ltd. (“Mizuho Securities”) as a financial advisor and third-party calculation agency for the company, while Shin-Keisei selected the Development Bank of Japan Inc. (“Development Bank of Japan”) as a financial advisor and third-party calculation agency for the company.

Keisei concluded it was appropriate to conduct the Share Exchange using the ratio for the Share Exchange. This is because it realized that the ratio was reasonable and beneficial to its minority shareholders as a result of having consulted and deliberated discreetly in consideration of a Share Exchange ratio calculation document received from third-party calculation agency Mizuho Securities on April 27, 2022, advice from legal advisor Takusyou Sogo Law Office, and the result of due diligence on Shin-Keisei conducted by Keisei, as stated in the section below titled “(3) 1) Measure to secure fairness.”

Meanwhile, Shin-Keisei concluded it was appropriate to conduct the Share Exchange using the ratio from the Share Exchange. This is because it realized that the ratio was reasonable and beneficial to its shareholders as a result of having discreetly consulted and deliberated multiple times with Keisei on the terms and conditions of the Share Exchange, including the ratio for the Share Exchange, in consideration of a Share Exchange ratio calculation document received from third-party calculation agency the Development Bank of Japan on April 27, 2022, advice from legal advisor Oh-Ebashi LPC & Partners, and the result of due diligence on Keisei performed by Shin-Keisei, instruction and advice from this special committee composed solely of independent members that are not interested parties of Keisei, and a recommendation letter received on April 27, 2022 from the committee, as stated in the sections below titled “(3) 1) Measure to secure fairness” and “(3) 2) Measures to avoid a conflict of interest.”

Based on the considerations set forth above, the Companies held negotiations and discussions and as a result, decided to conduct the Share Exchange using the Share Exchange ratio. The Share Exchange Agreement was entered into by and between the Companies by resolution of their respective boards in board meetings held on April 28, 2022, as they recognized that doing so was reasonable and in the interests of their shareholders.

The ratio for the Share Exchange is subject to change upon consultation by the Companies if any significant revision is made to the terms and conditions forming the basis for the calculation.

(ii) Matters related to calculation

　(a) Name of calculation agency and its relationship with the Companies

Mizuho Securities, a third-party calculation agency for Keisei, is a calculation agency independent from the Companies and the Share Exchange, does not constitute an interested party of the Companies, and has no significant interest in them that involves a conflict of interest with the Companies with respect to the Share Exchange.

Mizuho Securities has status as a shareholder of Keisei, and Mizuho Bank, Ltd. (“Mizuho Bank”), a group company of Mizuho Securities has status as a shareholder of both Keisei and Shin-Keisei. Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”), a group company of Mizuho Securities and Mizuho Bank, has loan transactions with Keisei as part of ordinary banking transactions and Mizuho Bank has loan transactions with Shin-Keisei as part of ordinary banking transactions. Mizuho

Securities states that, pursuant to Article 36, Paragraph 2 of the Financial Instruments and Exchange Act (Act 25 of 1948; hereinafter including subsequent revisions to it) and Article 70-4 of the Cabinet Ordinance on Financial Instruments Business (Cabinet Ordinance 52 of 2007; hereinafter including subsequent revisions to it), and other applicable laws, the company takes appropriate measures to prevent any adverse effects, such as blocking information transfer between its financial advisory unit and its other units holding shares of Keisei and between the financial advisory unit and its other units holding shares of Keisei and Shin-Keisei. Because of these measures, the financial advisory unit calculates the stock value of Keisei and Shin-Keisei from a standpoint independent from those of Mizuho Securities, Mizuho Bank, and Mizuho Trust & Banking as shareholders of, and lenders to, Keisei and Shin-Keisei, avoiding a conflict of interest with them regarding the Share Exchange.

Keisei selected Mizuho Securities as a third-party calculation agency independent of Keisei and Shin-Keisei considering that: i) the company takes appropriate measures to prevent any adverse effects, such as blocking information transfer between its financial advisory unit and other units of Mizuho Securities’ and Mizuho Bank’s other units that hold Keisei and Shin-Keisei shares; ii) Mizuho Securities is kept independent as a third-party calculation agency as it enters into transactions with Keisei under transaction terms and conditions identical to those for ordinary business partners; and iii) Mizuho Securities acted as a third-party calculation agency for past projects of similar kinds.

The Development Bank of Japan, a third-party calculation agency for Shin-Keisei, does not constitute an interest party in Keisei and Shin-Keisei due to being a calculation agency independent from them. Although the Development Bank of Japan has loan transactions with Keisei and Shin-Keisei as part of its ordinary banking transactions, the bank has no significant interest in them that constitutes a conflict of interest with them with respect to the Share Exchange.

The Development Bank of Japan states that, pursuant to Article 36, Paragraph 2 of the Financial Instruments and Exchange Act and Article 70-4 of the Cabinet Office Ordinance on Financial Instruments Business, and other applicable laws, the company takes appropriate measures to prevent any adverse effects, such as blocking information transfer between its unit responsible for financial advisory and value calculation for Shin-Keisei stock and its other units. Because of these measures, the unit responsible for financial advice and value calculation for Shin-Keisei stock calculates the stock value from a standpoint independent from the status of the bank as a lender to Keisei and Shin-Keisei, avoiding a conflict of interest with them regarding the Share Exchange.

Shin-Keisei selected the Development Bank of Japan as a third-party calculation agency independent from Keisei and Shin-Keisei because: i) the bank takes appropriate measures to prevent any adverse effects, such as internal blocking information transfer; ii) the bank is kept independent as a third-party calculation agency, as it conducts transactions with Shin-Keisei under transaction terms and conditions identical to those for ordinary business partners; and iii) the bank acted as a third-party calculation agency for past projects of a similar kind.

　(b) Outline of calculation

Mizuho Securities made calculations by using: i) the market stock price standard method for Keisei and Shin-Keisei, as they had market prices with the former being listed on the Tokyo Stock Exchange Prime Market and the latter on the Tokyo Stock Exchange Standard Market; ii) the peer-comparison method for Keisei and Shin-Keisei, as it was possible to presume their stock value by a peer comparison given that there existed multiple companies that engage in businesses similar to those of Keisei and Shin-Keisei to a certain extent, mainly from the perspective of analyzing the Share Exchange ratio range, although they were unable to be directly compared with Keisei and Shin-Keisei; and iii) the discounted cash-flow method (the “DCF Method”) for Keisei and Shin-Keisei in order to reflect their future business activities in the calculations.

Shown below are calculation ranges for the number of Keisei shares to be granted for one Shin-Keisei share by each valuation method.

Method in use	Calculation range for the share exchange ratio
Market stock price standard method	0.62 to 0.69
DCF method	0.50 to 1.42

For the market stock price standard method, a simple average closing price applying a stock price on a calculation record date of April 27, 2022 was used, as well as closing stock prices during one month, three months, and six months before the calculation record date.

The financial forecasts for Keisei and Shin-Keisei used by Mizuho Securities as the premise for DCF method-based calculation include fiscal years in which significant profit rise or fall is predicted. Specifically, the following are predicted in the business plans used to calculate the stock value of Keisei: operating income of approximately 21.5 billion yen for fiscal year ending March 31, 2023 due in part to the expected gradual recovery of inbound demand and the flow of people in Japan and to the expected recovery of revenue by continuing to increase leased investment properties in the real estate business during the year and an increase in profit by approximately 40% on a year-on-year basis for fiscal year ending March 31, 2024, despite a temporary drop in revenue mainly in the transportation business in fiscal year ended March 31, 2021 and fiscal year ending March 31, 2022 due to the impact of the COVID-19 pandemic. On the other hand, the following are predicted in the business plans used to calculate the stock value of Shin-Keisei: operating income of approximately 1 billion yen for fiscal year ending March 31, 2023 and an increase in profit by approximately 40% and 30% for fiscal years ending March 31, 2024 and March 31, 2025, respectively, on a year-on-year basis, as a result of recovery from a decrease in operating income due to the impact of infections through the end of fiscal year ending March 31, 2022; also an increase in profit by approximately 40% on a year-on-year basis for fiscal year ending March 31, 2026 by carrying out regional development in the real estate business.

The financial forecasts for Keisei and Shin-Keisei are not premised on the execution of the Share Exchange.

In calculating the Share Exchange ratio, Mizuho Securities relied upon and premised its calculation on, the fact that all information used at that time as the essential grounds for calculating the Share Exchange ratio, among all disclosed information considered by the company, as well as financial and other information that was provided by Keisei and Shin-Keisei to the company or deliberated on by the company and Keisei and Shin-Keisei, was accurate and complete.

Mizuho Securities did not independently verify the accuracy and completeness of such information, and is neither responsible nor obligated to do so. Information stated in the Share Exchange ratio calculation document has the potential to differ from reality if: i) there is any matter that renders information provided to the company or deliberated on by the company, Keisei, or Shin-Keisei seriously erroneous, ii) there occurs any event or circumstance that fails to be disclosed at the time of delivering the Share Exchange ratio calculation document; or iii) there occurs any event or circumstance after delivery of the Share Exchange ratio calculation document (including events that potentially occur at the time of delivery of the Share Exchange ratio calculation document and that are subsequently revealed).Mizuho Securities premised the calculation on the fact that neither of the Companies’ management were aware of any fact that caused any misunderstanding, or that rendered the information provided to Mizuho Securities or deliberated on by the company, Keisei, or Shin-Keisei incomplete. Mizuho Securities did not independently value or appraise assets and liabilities of Keisei, Shin-Keisei, and their subsidiaries and affiliates (including derivatives, off-balance-sheet assets and liabilities, and contingent liabilities) and allowances and provisions for these companies. Mizuho Securities has neither been independently provided with any valuation or appraisal from a third party, nor has it requested any valuation or appraisal from a third party. Mizuho Securities is not obligated to examine assets and facilities of Keisei, Shin-Keisei, and their subsidiaries and affiliates, and has not assessed or valued shareholders’ equity, solvency, and fair values of Keisei, Shin-Keisei, and their subsidiaries and affiliates under laws on bankruptcy and business failure.

In calculating the Share Exchange ratio, Mizuho Securities used hypotheses it believed were reasonable and appropriate for any matter: i) on which neither any information nor any disclosure was provided by Keisei and Shin-Keisei; ii) whose effect on their stock value was currently uncertain despite information or disclosure provided; iii) that could not be used by Mizuho Securities as a basis for valuation even when using another method; and iv) that could not convince Mizuho Securities that it was usable as a basis for valuation even when using another method. Mizuho Securities has not verified how the future financial conditions of Keisei and Shin-Keisei would be affected by any of the hypotheses that have the potential to be revealed as materially differing from the facts.

Mizuho Securities premised that financial forecasts and forward-looking information that were disclosed to it had been prepared, created, and adjusted rationally by the management of Keisei and Shin-Keisei, based on the best forecasts and judgements currently able to be made concerning their business performance and future financial position. Mizuho Securities has neither independently verified the feasibility of the aforementioned premise and financial forecasts as well as business plans materializing, nor expressed any opinion on analyses and forecasts referred to in the Share Exchange ratio calculation document and hypotheses forming the basis for them because the company relied on such premise, financial forecasts, and business plans. Mizuho Securities personnel, not being experts in law, regulation, and tax affairs, relied on assessments and valuations done by external experts for Keisei and Shin-Keisei with respect to such matters.

This Share Exchange is based on the premise that the transaction not subject to tax under Japanese corporate tax law.

Mizuho Securities’ calculation result was submitted to Keisei at its request for the sole purpose of serving as reference information in order for Keisei’s board of directors to determine a ratio for the Share Exchange. The calculation result is not intended for Mizuho Securities to express an opinion on the reasonableness of the ratio for the Share Exchange.

Meanwhile, the Development Bank of Japan used the market stock price method to perform calculations for Keisei due to market price availability, as Keisei was listed on the Prime Market of the Tokyo Stock Exchange and Shin-Keisei was listed on the Standard Market of the Tokyo Stock Exchange. To reflect these Companies’ future business activities in the calculations, the bank used the DCF when doing its calculations.

Shown below are the calculation ranges for the number of Keisei shares to be granted for one Shin-Keisei share under different valuation methods.

Method used	Calculation range for the Share Exchange ratio
Market stock price method	0.60 to 0.70
DCF method	0.57 to 1.31

Regarding the market stock price method, the Development Bank of Japan used a simple average closing price, applying a stock price on a calculation record date of April 27, 2022 as well as closing stock prices during one month, three months, and six months before the calculation record date.

The financial forecasts that the bank used for Keisei and Shin-Keisei as the premise for DCF method-based calculation include some fiscal years in which a significant profit rise or fall is predicted. Specifically, the following are predicted in the business plans used to calculate the stock value of Keisei: operating income of approximately 10 billion yen for fiscal year ending March 31, 2023 and an increase in profit by approximately 40%, 50% and 40% for fiscal years ending March 31, 2024, March 31, 2025 and March 31, 2026, respectively, on a year-on-year basis, due to the expected gradual pick up of inbound demand, despite it being impacted by reduced flow of people as a result of the ongoing spread of COVID-19 throughout the fiscal year ending March 31, 2022. On the other hand, the following are predicted in the business plans used to calculate the stock value of Shin-Keisei: operating income of approximately 1 billion yen for fiscal year ending March 31, 2023 and an increase in profit by approximately 40% and 30% for fiscal years ending March 31, 2024 and March 31, 2025, respectively, on a year-on-year basis, as a result of recovery from a decrease in operating income due to the impact of infections through the end of fiscal year ending March 31, 2022; also an increase in profit by approximately 40% on a year-on-year basis for fiscal year ending March 31, 2026 by carrying out regional development in the real estate business.

The financial forecasts for Keisei and Shin-Keisei are not premised on the execution of the Share Exchange.

In calculating the Share Exchange ratio, the Development Bank of Japan relied upon and premised its calculations on, the fact that all information used at the time as the essential grounds for calculating the Share Exchange ratio, among all disclosed information considered by the company as well as financial and other information that was provided by Keisei and Shin-Keisei to the bank or deliberated on by the bank and Keisei and Shin-Keisei, was accurate and complete.

The Development Bank of Japan did not independently verify the accuracy and completeness of such information, and is neither responsible for doing so nor obligated to do so. Information stated in the Share Exchange ratio calculation document has the potential to differ from reality if: i) there is any matter that renders seriously erroneous information provided to the bank or deliberated on by it, Keisei, or Shin-Keisei seriously erroneous, ii) there occurs any event or circumstance that fails to be disclosed at the time of delivering the Share Exchange ratio calculation document; or iii) there occurs any event or circumstance after delivery of the Share Exchange ratio calculation document (including events that potentially occur at the time of delivery of the Share Exchange ratio calculation document and that are subsequently revealed).The Development Bank of Japan premised that neither of the Companies’ management were aware of any fact that caused any misunderstanding, or that rendered the information provided to the bank or deliberated on by it, Keisei, or Shin-Keisei incomplete. The Development Bank of Japan did not independently value or appraise assets and liabilities of Keisei, Shin-Keisei, and their subsidiaries and affiliates (including derivatives, off-balance-sheet assets and liabilities, and contingent liabilities) and allowances and provisions for these companies. The bank has neither been independently provided with any valuation or appraisal from a third party, nor has it requested any valuation or appraisal from a third party. The Development Bank of Japan is not obligated to examine assets and facilities of Keisei, Shin-Keisei, and their subsidiaries and affiliates, and has not assessed or valued shareholders’ equity, solvency, and fair values of Keisei, Shin-Keisei, and their subsidiaries and affiliates under laws on bankruptcy and business failure.

In calculating the Share Exchange ratio, the Development Bank of Japan used hypotheses it believed were reasonable and appropriate for any matter: i) on which neither any information nor any disclosure was provided by Keisei and/or Shin-Keisei; ii) whose effect on their stock value was currently uncertain in spite of information or disclosure provided; iii) that could not be used by the bank as a basis for valuation even when using another method; and iv) that could not convince the bank that it was usable as a basis for valuation even when using another method. The Development Bank of Japan has not verified how the future financial conditions of Keisei and Shin-Keisei would be affected by any of the hypotheses that have the potential to be revealed as materially differing from the facts.

The Development Bank of Japan premised that financial forecasts and forward-looking information that were disclosed to it had been prepared, created, and adjusted rationally by the management of Keisei and Shin-Keisei, based on the best possible forecasts and judgements currently able to be made concerning their business performance and future financial position. However, Shin-Keisei had some concerns about the feasibility of Keisei’s financial forecasts Keisei materializing in light of its financial results for the fiscal year ended March 31, 2022. Therefore, the Development Bank of Japan used financial forecasts for the fiscal years ending March 31, 2023, March 31, 2024, and March 31, 2025 that were adjusted to some extent upon checking with Shin-Keisei. The bank has neither independently verified the feasibility of the aforementioned premise and financial forecasts as well as business plans materializing, nor expressed any opinion on analyses and forecasts referred to in the Share Exchange ratio calculation document and hypotheses that form the basis for them, since the company relied on such premise, financial forecasts, and business plans. The Development Bank of Japan personnel, not being experts in law, regulation, and tax affairs, relied on assessments and valuations done by external experts for Keisei and Shin-Keisei with respect to such matters.

This Share Exchange is based on the premise that the transaction not subject to tax under Japanese corporate tax law.

The Development Bank of Japan’s calculation result was submitted to Keisei at its request for the sole purpose of serving as reference information in order for Shin-Keisei’s board of directors to determine a ratio for the Share Exchange. The calculation result is not intended for the bank to express an opinion on the reasonableness of the ratio for the Share Exchange.

(2) Reason for choosing Keisei stock as a consideration for the Share Exchange

The Companies have chosen Keisei stock as a consideration for the Share Exchange.

Keisei stock is listed in the Tokyo Stock Exchange Prime Market and therefore stock trading opportunities will be ensured even after the Share Exchange. In addition, the shareholders of Shin-Keisei are expected to enjoy the synergy associated with the Share Exchange. For this reason, Shin-Keisei thinks that it is appropriate to choose Keisei stock as a consideration for the Share Exchange.

Shin-Keisei stock will be delisted on August 30, 2022 (the final trading date will be August 29, 2022) through a specified procedure under the delisting standard of the Tokyo Stock Exchange Standard Market. This is because the Share Exchange will turn Shin-Keisei into a wholly owned subsidiary of Keisei on September 1, 2022 (planned), the date on which the Share Exchange will come into effect.

After the delisting, it will no longer be possible to trade Shin-Keisei stock on financial instrument exchanges. However, Keisei stock, the shares of which will be allotted to shareholders of Shin-Keisei on the date when the Share Exchange comes into effect, is listed on the Tokyo Stock Exchange Prime Market. As a result, it will still be possible to trade shares in quantities of at a least Round Lot on financial instrument exchanges, with stock liquidity being secured. This is despite the fact that some shareholders of Shin-Keisei could potentially be allotted only shares in quantities smaller than a Round Lot.

Shareholders that will begin to hold shares of Keisei stock in quantities smaller than a Round Lot due to the Share Exchange will be allowed to use a repurchase program for such quantities of shares, but they will not be able to sell them on financial instrument exchanges. They will, however, be allowed to use a program for purchasing additional shares in amounts smaller than a Round Lot to buy Keisei shares in a number that brings their total holding to at least a Round Lot if combined with shareholdings smaller than a Round Lot. For an outline of this procedure, see the section above titled

(1) 1) “Note 3: Handling of shares in quantities smaller than a Round Lot.” For details of handling of fractional shares occurring due to the Share Exchange, see the section above titled (1) 1) “Note 4: Handling of fractional shares.”

Shareholders of Shin-Keisei may continue to trade their shares in Shin-Keisei as before until August 29, 2022 (planned), the planned final trading date, on the Tokyo Stock Exchange Standard Market, and will be able to exercise until the Record Date their lawful rights stipulated in the Companies Act and other applicable laws.

(3) Matters to which attention is paid to avoid harming the interests of shareholders of Shin-Keisei

　1) Measure to secure fairness

A measure to secure fairness was taken by the Companies as shown below, because they judged it necessary to secure fairness in the Share Exchange given that Keisei held 4,899,895 shares (44.64% of the 10,977,234 total of Shin-Keisei outstanding shares as of March 31, 2022 (excluding treasury stock) (any third decimal place was rounded off to the nearest second place; hereinafter this applies to calculation of the ownership ratio)). Furthermore, Shin-Keisei fell under an equity-method affiliate of Keisei due to being served concurrently by directors who were officers or employees of Keisei and by directors who had previously been Keisei personnel.

(i) Acquisition of a Share Exchange ratio calculation document from an independent third-party calculation agency

On April 27, 2022, Keisei acquired a Share Exchange ratio calculation document from Mizuho Securities, a third-party calculation agency independent from Keisei and Shin-Keisei.

For an outline of the document, see the section above titled (1) 2) (ii) “Matters related to calculation.” Keisei has not acquired from Mizuho Securities an opinion on whether the Share Exchange ratio is fair for shareholders of Keisei from a financial perspective (fairness opinion).

Meanwhile, on April 27, 2022, Shin-Keisei acquired a Share Exchange ratio calculation document from the Development Bank of Japan, a third-party calculation agency independent from Keisei and Shin-Keisei. For an outline of the document, see the section above titled (1) 2) (ii) “Matters related to calculation.” Fees for the bank include a contingency fee to be paid on the condition that the Share Exchange is executed. Shin-Keisei has not acquired from Mizuho Securities an opinion on whether the Share Exchange ratio is fair for shareholders of Keisei from a financial perspective (fairness opinion).

(ii) Advice from an independent law office

Keisei selected Takusyou Sogo Law Office as a legal advisor for the Share Exchange, and obtained advice from it from a legal perspective on the procedures for the Share Exchange and on the method and process for decision-making by the board of directors. Takusyou Sogo Law Office, being independent from Keisei and Shin-Keisei, has no significant interest in either of them.

Meanwhile, Shin-Keisei selected Oh-Ebashi LPC & Partners as a legal advisor for the Share Exchange, and obtained advice from it from a legal perspective on the procedures for the Share Exchange and on the method and process for decision-making by the board of directors. Oh-Ebashi LPC & Partners, being independent from Keisei and Shin-Keisei, has no significant interest in either of them. Fees for the legal advisor comprise only an hourly fee to be paid regardless of whether the Share Exchange is executed, and do not include a contingency fee to be paid on the condition that the Share Exchange is executed.

　2) Measures to avoid a conflict of interest

　To avoid a conflict of interest, Shin-Keisei took the following measures. This is because Keisei held 4,899,895 shares of the former (44.64% of the total 10,977,234 outstanding shares on March 31, 2022 (excluding treasury stock)), Shin-Keisei falls under the definition of an equity-method affiliate of Keisei, and Shin-Keisei is served by directors who concurrently serve as officers or employees of Keisei and who previously served Keisei.

(i) Establishment of an independent special committee at Shin-Keisei and acquisition of a recommendation letter

By resolution of a board of directors meeting held on January 28, 2022, Shin-Keisei established a special committee composed of: i) Mr. Hitoshi Ikeda, Outside Audit & Supervisory Board Member of Shin-Keisei who does not have an interest in Keisei and is an independent officer registered with the Tokyo Stock Exchange (Sanyo to the ChibaBank, Ltd.); ii) Mr. Kouichi Yamakado, Outside Audit & Supervisory Board Member of Shin-Keisei who does not have an interest in Keisei and is an independent officer registered with the Tokyo Stock Exchange (former Director, Managing Executive Officer of Sumitomo Mitsui Trust Bank, Limited; and iii) Mr. Hiroki Sakuraba, an independent external expert who has no interest in Keisei or Shin-Keisei (lawyer, Okuno & Partners). This was in order for Shin-Keisei to: i) make decisions on the Share Exchange with due care; ii) keep the decision-making process of its board of directors free of potential arbitrariness and conflicts of interest; iii) secure the fairness of the process; and iv) verify that the decision by the board of directors to proceed with the Share Exchange would not harm the interests of Shin-Keisei’s minority shareholders. It selected these three individuals as members of the special committee from the start, and has not replaced them. Shin-Keisei intends to pay to them a fixed amount of remuneration or an hourly fee as the reward for their service regardless of their recommendations.

Then, in pondering the Share Exchange, Shin-Keisei requested an opinion from the special committee on the following points: (a) the rationality of the purpose of the Share Exchange (including on whether the Share Exchange would contribute to improving the corporate value of Shin-Keisei); (b) the reasonableness of the Share Exchange’s transaction terms and conditions (including the Share Exchange ratio); (c) the fairness of the procedures for the Share Exchange (including a description of the measures to secure fairness and the extent to which such measures should be taken); and (d) whether the Share Exchange would harm the interests of Shin-Keisei’s minority shareholders in consideration of the items above from (a) to (c) and of other matters (the items from (a) to (d) are collectively referred to as the “Main Items for Inquiry” hereinafter).

In establishing the special committee, Shin-Keisei’s board of directors resolved to make decisions on the Share Exchange with the utmost respect to the committee’s judgment, and to assign to it the authority to: (a) check with officers and employees of Shin-Keisei concerning policy on negotiations with Keisei in advance, and express opinions and issue instructions and requests at important stages; (b) obtain from officers and employees of Shin-Keisei information required for considering the Share Exchange and making decisions on it; (c) approve a financial advisor, third-party calculation agency, and legal advisor selected by Shin-Keisei (and subsequently approve them); and (d) select or appoint a financial advisor, third-party calculation agency, and legal advisor for the committee as required (Shin-Keisei will bear such expenses incurred).

The special committee held 11 meetings between February 14, 2022 to April 27, 2022 to examine the Share Exchange and express opinions, exchanged and gathered information via email, and held discussions from time to time as required. Specifically, the committee verified that the Development Bank of Japan, a financial advisory and third-party calculation agency selected by Shin-Keisei, and Oh-Ebashi LPC & Partners, a legal advisory selected by it, had appropriate independence and expertise, and so approved the selections. Then, Shin-Keisei provided an overview of Shin-Keisei’s and Shin-Keisei Group’s businesses, future prospects for the businesses, merits and demerits of conducting the Share Exchange considered by Shin-Keisei, and the procedure for formulating and content of Shin-Keisei’s business plans used as the premise for calculation of the Share Exchange ratio, followed by a question and answer session. Keisei then provided an overview of Keisei’s and Keisei Group’s businesses, the positioning of Shin-Keisei in the Keisei Group, background and circumstances that led to the Share Exchange, reason for choosing the Share Exchange, details of synergy and other impacts expected from the Share Exchange, and management policy and treatment of employees following the Share Exchange, followed by a question and answer session. The Development Bank of Japan, which is a financial advisor and third-party calculation agency for Shin-Keisei, explained the method for calculating the allotment ratio for the Share Exchange and calculation result, followed by a question and answer session to verify the reasonableness of the result. In addition, Shin-Keisei’s legal advisor Oh-Ebashi LPC & Partners advised on the decision-making process of Shin-Keisei’s board of directors regarding the Share Exchange, measures to secure fairness of the procedure for the Share Exchange including the management of this special committee and measures to avoid conflicts of interest, and explained the result of legal due diligence on Keisei, followed by a question and answer session. Moreover, AGS Consulting Co., Ltd. (This special committee has confirmed that the company has no significant interest in Keisei.), which conduced financial and tax due diligence on Keisei based on a request from Shin-Keisei, explained the result of the aforementioned financial and tax due diligence, followed by a question and answer session. Note that this special committee is substantially involved in the negotiation process with Keisei, by deliberating on a negotiation policy and other matters more than once and giving advice to Shin-Keisei, after receiving a report on the progress and content of discussions and negotiations for the Share Exchange between Keisei and Shin-Keisei in a timely manner.

This special committee, as a result of having discreetly discussed and examined the Main Items for Inquiry multiple times through such procedure, submitted the recommendation letter to the effect that the Share Exchange would not harm the interests of Shin-Keisei’s minority shareholders to Shin-Keisei’s board of directors on April 27, 2022. The outline of the special committee’s opinion is as follows.

(a) The rationality of the purpose of the Share Exchange (including on whether the Share Exchange would be beneficial to improving the corporate value of Shin-Keisei)

This special committee has a similar perception about the current business environment around Shin-Keisei and management issues of Shin-Keisei recognized by Keisei and Shin-Keisei as stated in the section above titled “1. Reason for the Share Exchange” and has no objection to it.

In addition, in light of the aforementioned business environment and management issues, Shin-Keisei explained to this special committee that the transportation industry, which especially suffered serious damage due to the spread of infections, foresees trouble in restoring the number of passengers to the previous level due in part to the increasing working from home and that Shin-Keisei considers reviewing the fare rate system according to the streamlining of operations and actual usage and measures including programs that contribute to attracting travelers and increasing new businesses are crucial to secure profitability. Meanwhile, Keisei expressed its view to this special committee that not only the creation and expression of synergy such as the strengthened business foundation in the northwestern part of Chiba Prefecture, enhanced competitiveness and increased business scale through mutual utilization of management resources, and establishment of an efficient organizational structure leveraging economies of scale can be expected from Shin-Keisei becoming a wholly owned subsidiary of Keisei to pursue management in one united group through closer collaboration than before as well as to effectively use economies of scale as the Keisei Group and business know-how, but also Shin-Keisei can accelerate collaboration with Keisei without the restrictions arising from the current status of Keisei and Shin-Keisei being independent listed companies. Such explanation from Keisei and Shin-Keisei is concrete on the premise of the business environment surrounding Shin-Keisei and its management issues, consistent with the general explanation on the environment of the industry to which Shin-Keisei belongs and the respective market, and considered to be realistic for future strengthening of Shin-Keisei’s competitiveness and not particularly found to be unreasonable.

On the other hand, Shin-Keisei expressed concern about the Share Exchange to this special committee with respect to the lack of uniqueness and independence of Shin-Keisei, impact to the existing shareholders of Shin-Keisei (loss of benefits that they receive as shareholder incentives), impact on Shin-Keisei employees and hiring activities, and relationship with the labor union. Then, for each of these points, Keisei explained as follows: at the moment there is no plan to make a specific change in the organizational structure of Shin-Keisei following the Share Exchange; at the moment there is no plan to change the Shin-Keisei brand spreading in the lineside area; Keisei’s shareholder incentives will be distributed following the Share Exchange and the building of a system to exchange shareholder incentives to be distributed to the current Shin-Keisei shareholders with Shin-Keisei shareholder incentives is being considered in a positive manner; Keisei will provide cooperation so that Shin-Keisei employees will take the Share Exchange that have a potential to improve their motivation positive as an opportunity to expand their areas of activity; and Keisei will cooperate with Shin-Keisei in creating a more satisfying workplace for Shin-Keisei employees together. In addition, Keisei stated it is considering neither a so-called scorched-earth management policy to sell Shin-Keisei Group businesses and assets nor financing for Keisei using Shin-Keisei businesses and assets at the moment. Based on these explanations from Keisei, not only the concerns about the Share Exchange expressed to this special committee from Shin-Keisei are considered to be mitigated to some extent, but specific probabilities of these concerns exceed or significantly damage the expected advantages of the Share Exchange cannot be recognized.

As such, this special committee concluded that the Share Exchange is considered beneficial to improving the corporate value of Shin-Keisei in light of the business environment surrounding Shin-Keisei and its management issues, and therefore the purpose of the Share Exchange is rational.

(b) The reasonableness of the Share Exchange’s transaction terms and conditions (including the Share Exchange ratio)

This special committee concluded that the Share Exchange’s transaction terms and conditions including the Share Exchange ratio is reasonable in consideration of: (I) the Share Exchange by means of forming a wholly owned subsidiary is reasonable because an opportunity to receive synergy effect following the Share Exchange is provided to Shin-Keisei minority shareholders, shareholders who wish to cash in shares can do so by selling Keisei stock, which is highly liquid, and the Share Exchange method is commonly used as a means to form a wholly owned subsidiary; (II) (A) the market stock price method and DCF method, the calculation methods used in the Share Exchange ratio calculation document created by the Development Bank of Japan are considered reasonable methods in light of the current business practice, the explanation on the basis of the discount rate in the DCF method is also reasonable, and the calculation content is considered appropriate in light of the current business practice, (B) the business plans of Shin-Keisei and Keisei used as the premise of the relevant calculation (Shin-Keisei’s business plans were partially modified with respect to the premise in light of a discussion in this special committee as Shin-Keisei and the special committee had some concerns regarding the feasibility of the business plans initially received from Keisei) are considered not unreasonable in light of the circumstances of the creation and the current situation of Keisei and Shin-Keisei, the Share Exchange rate exceeds the upper limit in the calculation result based on the market stock price method and within the range of the calculation result based on the DCF method when compared with the assessment range for Shin-Keisei and Keisei stocks in the relevant calculation document; (III) the premium level of the Share Exchange rate against the market stock price is considered to be reasonable level when compared with the premium level in recent cases of Share Exchange for the purpose of forming a wholly owned subsidiary of a listed company in Japan, which are similar transactions to the Share Exchange; (IV) this special committee is assessed as being substantially involved in negotiations with Keisei as this special committee was established immediately after Shin-Keisei began full-scale consideration of the Share Exchange, whether the Share Exchange rate would harm Shin-Keisei minority shareholders was discussed multiple times, the result of the discussions was reflected in the policy for negotiation with Keisei, and negotiations with Keisei were conducted following instructions and requests under the relevant negotiation policy determined by the special committee; and (V) there is no specific circumstances that cause a doubt about the fairness of the decision-making process for the Share Exchange rate.

(c) The fairness of the procedures for the Share Exchange (including a description of the measures to secure fairness and the extent to which such measures should be taken)

This special committee concluded that the procedures for the Share Exchange is fair as measures to secure fairness are taken in the negotiation process leading to the Share Exchange in consideration of: (I) Shin-Keisei’s board of directors established this special committee, which is independent of Keisei and Shin-Keisei, to make decisions regarding the Share Exchange with the utmost respect to the committee’s judgment; (II) the structure that enables this special committee to substantially be involved in negotiation with Keisei was secured, negotiations with Keisei were conducted with substantial involvement of this special committee, and the same level of negotiation and discussion as those in transactions between independent parties is assessed to have been conducted with Keisei in light of the circumstances of negotiation with Keisei; (III) Shin-Keisei received legal advice from Oh-Ebashi LPC & Partners, which is independent of Keisei and Shin-Keisei and the success or failure of the Share Exchange; (IV) Shin-Keisei acquired a calculation document for the Share Exchange rate from the Development Bank of Japan, which is a financial advisor and third-party calculation agency independent of Keisei and Shin-Keisei; (V) after Shin-Keisei began full-scale consideration of the Share Exchange, it promptly built a structure in which not only Shin-Keisei officers and employees who also currently serve as Keisei officers and employees, but also other

Shin-Keisei officers and employees who were previously in the position of Keisei officers and employees would not be involved in the discussion and negotiation process concerning transaction terms and conditions for the Share Exchange between Shin-Keisei and Keisei as well as in Shin-Keisei’s business plan creation process; (VI) directors who currently serve as Keisei officers and employees, directors who were previously in the position of Keisei officers and employees, and audit & supervisory board members who also serve as Keisei directors were excluded from deliberation and resolution for the Share Exchange in the board of directors meetings, will be excluded from deliberation and resolution for the Share Exchange in the board of directors meeting to be held in April 28, 2022, and are not participated in discussions and negotiations for the Share Exchange from the standpoint of Shin-Keisei; (VII) Shin-Keisei has not entered into an agreement with Keisei that restricts Shin-Keisei from contacting a party who propose a hostile takeover other than Keisei, which is considered as so-called indirect market check being performed; on the other hand, although Shin-Keisei does not actively perform market check, it is not considered a harm to the fairness of the procedure in the faire exchange; (VIII) although the majority of minority condition will not be set up for the Share Exchange, the majority of minority condition not being set up is not considered a harm to the fairness of the Share Exchange procedure due in addition to setting up the majority of minority condition for the Share Exchange that is considered beneficial to improving corporate value and having appropriate transaction terms and conditions may destabilize the successful Share Exchange and may not be a benefit to the interest of minority shareholders on the contrary, Shin-Keisei has taken other sufficient measures to secure fairness for the Share Exchange; (IX) appropriate information disclosure is planned; and (X) a fact that leads to a presumption that Shin-Keisei having been subject to undue influence from Keisei in the course of discussion, consideration, and negotiation is not recognized.

(d) Whether the Share Exchange would harm the interests of Shin-Keisei’s minority shareholders in consideration of the items above from (a) to (c) and of other matters

The Share Exchange is recognized as beneficial to improving the corporate value of Shin-Keisei according to (a) above and the appropriateness of the transaction terms and conditions and fairness of the procedure as described in (b) and (c) above are also recognized. As such, resolving to conduct the Share Exchange in Shin-Keisei’s board of directors meetings is not considered a harm to Shin-Keisei minority shareholders.

(ii) Approval by all non-interested Shin-Keisei directors and no objections by any non-interested Shin-Keisei audit & supervisory board members

At the Shin-Keisei board of directors meeting held on April 28, 2022 that resolved the proposal for the Share Exchange, to avoid a conflict of interest, the proposal was deliberated on and resolved unanimously by eight members, excluding, among eleven Shin-Keisei directors, Mr. Yukihito Mashimo, as he had previously served Keisei, Mr. Toshiya Kobayashi, as he concurrently served as a director of Keisei, and Mr. Norio Saigusa, as he served as an Advisor to Keisei. To likewise avoid a conflict of interest, Messrs. Mashimo, Kobayashi, and Saigusa did not participate in consultations and negotiations on the Share Exchange as Shin-Keisei officers.

The aforementioned board of directors meeting was attended by two audit & supervisory board members who had no interest in Keisei (including one outside audit & supervisory board member), excluding Messrs. Takao Amano and Shokichi Kaneko, who each concurrently served as directors of Keisei, among four audit & supervisory board members of Shin-Keisei. The two attending audit & supervisory board members both said they had no objection to the aforementioned resolution. Considering that Messrs. Amano and Kaneko, both audit & supervisory board members of Shin-Keisei, each concurrently served as directors of Keisei, they did not participate in deliberations on the Share Exchange at the aforementioned board of directors meeting and refrained from expressing an opinion when the meeting resolved the proposal. Messrs. Amano and Kaneko did not participate in consultations and negotiations on the Share Exchange as Shin-Keisei officers.

(4) Matters related to the reasonableness of the amount of capital and reserves of Keisei, which becomes the wholly-owning parent company

By the Share Exchange, Keisei’s capital and reserves shall be increased by the amounts specified below. This treatment is deemed to be reasonable in light of laws and Keisei’s capital policy.

1)	Amount of capital: 0 yen
2)	Amount of capital reserve: Amount determined by Keisei in accordance with the provisions of Article 39 of the Ordinance on Company Accounting
3)	Amount of retained earnings reserve: 0 yen

4. Matters for reference with regard to the consideration for the Share Exchange

(1) Provisions of the Articles of Incorporation of Keisei

The Articles of Incorporation of Keisei are posted on the Shin-Keisei website (https://www.shinkeisei.co.jp/ir/) pursuant to laws and Article 16 of the Articles of Incorporation of Shin-Keisei.

(2) Matters related to the method of realization of the consideration for the Share Exchange

1) Market where the consideration for the Share Exchange is traded

Keisei stock is traded in the Tokyo Stock Exchange Prime Market.

2) Person providing intermediary, brokerage or agency service for trading the consideration for the Share Exchange

Financial instruments exchange business operators (securities companies, etc.) in Japan provide intermediary, brokerage and other services for Keisei stock.

3) Details of restrictions on the transfer and disposal of the consideration for the Share Exchange

Not applicable

(3) Matters related to the market value of the consideration for the Share Exchange

　The average closing price of Keisei stock in the Tokyo Stock Exchange First Section and Prime Market for a period of one month, three months and six months before the business day immediately prior to the date on which the conclusion of the Share Exchange Agreement was announced (April 28, 2022) is 3,380 yen, 3,342 yen and 3,302 yen, respectively.

　The latest market value and other information of Keisei stock are available on the Tokyo Stock Exchange website (https://www.jpx.co.jp/).

(4) Details of Keisei’s balance sheet for each business year ended in the past five years

　Keisei submitted annual securities reports for all business years pursuant to the provisions of Article 24, Paragraph 1 of the Financial Instruments and Exchange Act. For this reason, the description of details is omitted here.

5. Matters related to the reasonableness of the provisions on share options for the Share Exchange

　Not applicable

6. Matters related to financial statements, etc.

(1) Details of financial statements, etc. for the final business year of Keisei

　The details of financial statements, etc. for the final business year of Keisei (term ending March 2022) are posted in the Shin-Keisei website (https://www.shinkeisei.co.jp/ir/) pursuant to laws and Article 16 of the Articles of Incorporation of Shin-Keisei.

(2) Details of a material disposal of assets, material assumption of debts and other events having a material impact on the status of the company’s assets

　1) Keisei

　(i) Execution of the Share Exchange Agreement

　　Keisei, at its board of directors meeting held on April 28, 2022, resolved to conduct the Share

Exchange that makes Keisei the wholly-owning parent company and Shin-Keisei its wholly-owned subsidiary, and the Share Exchange Agreement was executed on the same date. The content of the Share Exchange Agreement is as stated in the section above titled “2. Outline of the Share Exchange Agreement.”

(ii) Acquisition of treasury stock

Keisei, at its board of directors meeting held on April 28, 2022, adopted a resolution about matters related to the acquisition of treasury stock. During a period from April 29, 2022 to August 31, 2022, Keisei will acquire 5,000,000 shares (at the maximum) of Keisei stock at the acquisition price of 18,000,000,000 yen (at the maximum).

2) Shin-Keisei

(i) Execution of the Share Exchange Agreement

Shin-Keisei, at its board of directors meeting held on April 28, 2022, resolved to conduct the Share Exchange that makes Keisei the wholly-owning parent company and Shin-Keisei its wholly-owned subsidiary, and the Share Exchange Agreement was executed on the same date. The content of the Share Exchange Agreement is as stated in the section above titled “2. Outline of the Share Exchange Agreement.”

(ii) Retirement of treasury stock

Shin-Keisei will, on the Record Date, retire all shares of treasury stock held by Shin-Keisei on the Record Date (including the shares acquired by Shin-Keisei due to a share repurchase request exercised by its shareholders under Article 785, Paragraph 1 of the Companies Act in connection with the Share Exchange) by a resolution of a meeting of the board of directors held no later than the day immediately prior to the Effective Date of the Share Exchange.

Proposal No. 2	Disposition of Surplus

The disposition of surplus will be as follows.

Matters related to year-end dividends

Our basic policy for dividends is to return profits stably and continuously to shareholders, while strengthening and stabilizing the management infrastructure and considering ensuring retained earnings to be used to make capital investments for safe transportation, improvement of customer service and the like and strengthen the corporate structure in the future.

Based on this policy, we have determined that the year-end dividend for the term should be 12.5 yen per share.

Because the interim dividend of 12.5 yen per share was already paid, the amount of annual dividends for the term is 25 yen per share.

1)	Type of dividend property

　Money

2)	Matters related to the allotment of dividend property and the total amount thereof

　12.5 yen per share of Shin-Keisei common stock

　Total amount of the dividend: 137,215,425 yen

3)	Date on which the dividend of surplus take effect

　June 29, 2022

Proposal No. 3	Election of 11 Directors

　The term of office of all the current 11 directors will expire upon the conclusion of this ordinary general meeting of shareholders.

　For this reason, we would like to ask you to elect 11 directors. Director candidates are listed below.

Candidate No.	Yukihito Mashimo		Date of birth: February 1, 1962
1			Number of Shin-Keisei shares held: 20,000
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1984	Joined Keisei Electric Railway Co., Ltd.
		Jun. 2013	Managing Director of Keisei
		Jun. 2015	Representative Director and Vice President of Shin-Keisei
		Jun. 2016	Representative Director and President of Shin-Keisei
To the present

Reason for designating him as a director candidate

He has been engaged in making important management decisions and supervising the execution of business and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Kazumi Taguchi		Date of birth: May 9, 1960
2			Number of Shin-Keisei shares held: 14,400
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1984	Joined Shin-Keisei
		Jun. 2011	General Manager of the Railway Planning Department, Railway Business Division of Shin-Keisei
		Jun. 2012	General Manager of the Railway Sales Department, Railway Business Division of Shin-Keisei
		Jun. 2014	Director and General Manager of the Railway Sales Department, Railway Business Division of Shin-Keisei
		Jun. 2015	Director and General Manager of the General and Personnel Affairs Department of Shin-Keisei
		Jun. 2016	Managing Director and General Manager of the Railway Business Division of Shin-Keisei
		Jun. 2021	Senior Managing Director and General Manager of the Railway Business Division of Shin-Keisei
To the present

Reason for designating him as a director candidate

He is familiar with overall operations of Shin-Keisei and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Shinji Nagami		Date of birth: May 11, 1962
3			Number of Shin-Keisei shares held: 9,300
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1986	Jointed Japan Development Bank (current Development Bank of Japan, Inc.
		Jun. 2010	General Manager of the Administration Department and Head of Otemachi Redevelopment Business Promotion Office of Development Bank of Japan, Inc.
		Jul. 2013	Representative Director and President of DBJ Real Estate Co., Ltd.
		Jun. 2015	Director and General Manager of the Financial Strategy Department of Shin-Keisei (vice in charge of development promotion)
		Jun. 2018	Managing Director and General Manager of the Financial Strategy Department of Shin-Keisei (in charge of development promotion)
		Jun. 2019	Managing Director of Shin-Keisei (in charge of financial strategy and development promotion)
To the present

Reason for designating him as a director candidate

He has been engaged in corporate management so far and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Kunihiko Yoshikawa		Date of birth: July 15, 1963
4			Number of Shin-Keisei shares held: 9,900
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1987	Joined Shin-Keisei
		Jun. 2012	General Manager of the Financial Strategy Department of Shin-Keisei
		Jun. 2014	Head of the Internal Audit Office and Head of the Management Planning Office of Shin-Keisei
		Jun. 2016	Director, Head of the Internal Audit Office and Head of the Management Planning Office of Shin-Keisei
		Jun. 2018	Director and Head of the Internal Audit Office of Shin-Keisei (in charge of general and personnel affairs)
		Jun. 2021	Managing Director and General Manager of the Internal Audit Department of Shin-Keisei (in charge of general and personnel affairs)
To the present

Reason for designating him as a director candidate

He is familiar with overall operations of Shin-Keisei and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Yoshikazu Kawai		Date of birth: December 6, 1964
5			Number of Shin-Keisei shares held: 9,300
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1987	Joined Shin-Keisei
		Jun. 2012	General Manager of the General and Personnel Affairs Department of Shin-Keisei
		Apr. 2015	General Manager of the General and Personnel Affairs Department and General Manager in charge of the Railway Technology Department, Railway Business Division of Shin-Keisei
		Jun. 2015	General Manager of the Railway Sales Department and General Manager in charge of the Railway Technology Department, Railway Business Division of Shin-Keisei
		Jun. 2016	Director, Vice General Manager of the Railway Business Division and General Manager of the Railway Sales Department of Shin-Keisei
		Jun. 2018	Director, Head of the Management Planning Office and General Manager in charge of the Vehicle Electricity Department, Railway Business Division of Shin-Keisei
		Jun. 2021	Managing Director (in charge of management planning) and Representative Director and Chairman of the Funabashi Shin-Keisei Bus Co., Ltd.
To the present

(Important concurrent positions)
Outside director of Toyo Rapid Railway Co., Ltd.
Representative Director and Chairman of Funabashi Shin-Keisei Bus Co., Ltd.

Reason for designating him as a director candidate

He is familiar with overall operations of Shin-Keisei and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Soichi Tada		Date of birth: December 28, 1959
6			Number of Shin-Keisei shares held: 6,700
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1983	Jointed JDC Corporation
		Apr. 2005	General Manager of the Construction Department, Civil Engineering Division, Tokyo Branch of JDC Corporation
		Apr. 2008	Joined Shin-Keisei
		Jun. 2012	General Manager of the Continuous Grade Separation Construction Department, Railway Business Division of Shin-Keisei
		Jun. 2016	General Manager of the Railway Facility Department, Railway Business Division of Shin-Keisei
		Jun. 2018	Director and General Manager of the Railway Facility Department, Railway Business Division of Shin-Keisei
To the present

Reason for designating him as a director candidate

He is familiar with overall operations of Shin-Keisei and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Sakae Aihara		Date of birth: August 10, 1964
7			Number of Shin-Keisei shares held: 8,300
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
		Apr. 1987	Joined Shin-Keisei
		Jun. 2014	General Manager of the Railway Technology Department, Railway Business Division of Shin-Keisei
		Jun. 2016	General Manager of the Vehicle Electricity Department, Railway Business Division of Shin-Keisei
		Jun. 2018	Director and General Manager of the Vehicle Electricity Department, Railway Business Division of Shin-Keisei
To the present

Reason for designating him as a director candidate

He is familiar with overall operations of Shin-Keisei and has experience and ability suitable for a manager of Shin-Keisei. For this reason, we continue to designate him as a director candidate.

Candidate No.	Toshiya Kobayashi		Date of birth: July 30, 1959
8			Number of Shin-Keisei shares held: 700
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
Outside		Apr. 1982	Joined Keisei Electric Railway Co., Ltd.
		Jun. 2017	Representative Director and President of Keisei Electric Railway Co., Ltd.
		Jun. 2019	Outside Director of Shin-Keisei
To the present
		Oct. 2021	Representative Director, President and Executive Officer of Keisei Electric Railway Co., Ltd.
To the present

(Important concurrent positions)
Representative Director, President and Executive Officer of Keisei Electric Railway Co., Ltd.
Auditor of Hokuso-Railway Co., Ltd.

Reason for designating him as an outside director candidate and the outline of the expected role

He has abundant management experience and broad knowledge that he has gained as a corporate manager and is expected to supervise and check the execution of directors’ duties related to general management issues of Shin-Keisei from an objective viewpoint. To ensure the objectivity and neutrality of management decisions, we continue to designate him as an outside director candidate. He will have served as an outside director of Shin-Keisei for three years upon the conclusion of this general meeting.

Candidate No.	Takako Amitani		Date of birth: July 21, 1958
9			Number of Shin-Keisei shares held: 700
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
Outside		Sep. 1993	Registered as a certified public accountant
Independent officer		Sep. 1993	President of Amiya Certified Public Accountant Office
To the present
		Mar. 2005	Registered as a licensed tax accountant
		Jun. 2019	Outside director of Shin-Keisei
To the present

Reason for designating her as an outside director candidate and the outline of the expected role

She has abundant experience and broad knowledge as a certified public accountant and is expected to supervise, and give advice for, directors’ execution of duties from a professional viewpoint particularly in connection with the finance and accounting departments. To ensure the objectivity and neutrality of management decisions, we continue to designate her as an independent outside director candidate. Although she has no experience in corporate management, we think that she is able to perform duties as an outside director appropriately for the reason stated above. She will have served as an outside director of Shin-Keisei for three years upon the conclusion of this general meeting.

Candidate No.	Hitoshi Ikeda		Date of birth: July 15, 1959
10			Number of Shin-Keisei shares held: 300
Reappointed		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
Outside		Apr. 1983	Joined the Chiba Bank, Ltd.
Independent officer		Jun. 2016	Advisor of the Chiba Bank, Ltd.
To the present
		Jun. 2020	Outside Director of Shin-Keisei
To the present

Reason for designating him as an outside director candidate and the outline of the expected role

He has abundant experience in financial affairs and as a manager and is expected to supervise, and give advice for, the execution of directors’ duties from an objective viewpoint. To ensure the objectivity and neutrality of management decisions, we continue to designate him as an independent outside director candidate. He will have served as an outside director of Shin-Keisei for two years upon the conclusion of this general meeting.

Candidate No.	Koji Yamada		Date of birth: January 27, 1968
11			Number of Shin-Keisei shares held: 0
New appointment		Brief personal history and status and duties in Shin-Keisei (important concurrent positions)
Outside		Apr.1991	Joined Keisei Electric Railway Co., Ltd.
		Oct.2021	Executive Officer of Keisei Electric Railway Co., Ltd.
To the present

(Important concurrent positions)

Director and Executive Officer of Keisei Electric Railway Co., Ltd.
Outside Director of Toyo Rapid Railway

Reason for designating him as an outside director candidate and the outline of the expected role

He has been nominated as a candidate for the position of Outside Director.

He has management experience and extensive knowledge that he has amassed as a corporate executive. If elected, he is expected to oversee and check the directors’ execution of their overall management duties from an objective perspective and to ensure the objectivity and neutrality of management decisions made.

Notes:	1.

Mr. Toshiya Kobayashi is Representative Director and President, and President and Executive Officer of Keisei Electric Railway Co., Ltd. Shin-Keisei works with Keisei to jointly use stations, lease land, and use trains and equipment. Keisei conducts business transactions that fall into the same business category as Shin-Keisei.

2.	There is no special conflict of interest between anyone who is not among the above-mentioned candidates and Shin-Keisei.
3.

Mr. Toshiya Kobayashi, Ms. Takako Amitani, Mr. Hitoshi Ikeda, and Mr. Koji Yamada are all outside director candidates. Shin-Keisei appointed Ms. Takako Amitani and Mr. Hitoshi Ikeda as independent officers in accordance with the regulations of the Tokyo Stock Exchange and registered both of them with the Tokyo Stock Exchange. Shin-Keisei has Independent Outside Officer Appointment Criteria in place and both candidates meet the criteria.

4.

Shin-Keisei executed a limited liability agreement with both Ms. Takako Amitani and Mr. Hitoshi Ikeda. Under this agreement, their liability is limited to the maximum amount specified in the Companies Act if they perform their duties in good faith and there is no gross negligence on their part with respect to their liability under Article 423, Paragraph 1 of the Companies Act. The agreement will be renewed if the reappointment of both candidates is approved.

5.

Shin-Keisei took out a directors’ liability insurance policy specified in Article 430-3, Paragraph 1 of the Companies Act, with an insurance company, with the directors and audit & supervisory board members of Shin-Keisei and its subsidiaries being named as the insured. The policy covers the insured's liability arising in the execution of their duties or any damage that may be caused due to a claim filed to pursue such liability. If elected, each candidate will be named as the insured in this policy. The policy will be renewed on the same terms and conditions at the next renewal.

(Reference)

Shin-Keisei Electric Railway Co., Ltd.

Independent Outside Officer Appointment Criteria

A person who meets any of the following criteria is not considered independent:

1. A person executing business of Shin-Keisei and its affiliates (hereinafter referred to as the “Shin-Keisei Group”)*a

2. Shin-Keisei’s major business partner*b or a person executing business of such business partner

3. Shin-Keisei’s major shareholder*c or a person executing business of such major shareholder

4. Shin-Keisei’s major lender*d or a person executing business of such major lender

5. A certified public accountant belonging to an audit firm that acts as Shin-Keisei’s accounting auditor

6. An expert who receives a significant amount*e of money or other property from Shin-Keisei, such as a consultant, an accountant, a tax accountant, an attorney, a judicial scrivener, and a patent attorney

7. A person who receives a significant amount of donation from Shin-Keisei

8. A person who fell into any of the above categories 2 to 7 in the past three years

9. If a person who falls into any of the above categories 1 to 7 is a person holding a key position*7, his/her spouse or relative within the second degree of kinship

*a: A person executing business means an executive director who currently belongs to the Shin-Keisei Group, an employee who executes business and any other person and employee similar to such employee, and a person who belonged to the Shin-Keisei Group in the past ten years.

*b: A major business partner means Shin-Keisei’s business partner whose annual transaction amount with Shin-Keisei exceeds two percent of Shin-Keisei’s or the business partner’s consolidated net sales.

*c: A major shareholder means a shareholder who holds ten percent or more of the voting rights of Shin-Keisei at the end of its fiscal year.

*d: A major lender means a financial institution or any other major creditor who is essential to Shin-Keisei’s financing and on whom Shin-Keisei relies so much that they are irreplaceable.

*e: Significant amount means, in case of an individual, ten million yen or more per year per fiscal year, or in case of an organization or association to which such expert belongs, ten percent or more of its gross revenue.

*f: A person holding a key position means a director, an audit & supervisory board member, and an employee in a managerial position of general manager or higher.

Attached Materials

Business Report (from April 1, 2021 to March 31, 2022)

1. Matters concerning the status of the group of companies

(1) Business progress and results

During this consolidated fiscal year, Japan’s economy continued to face challenging conditions despite the fact that economy activities showed signs of recovery amid the ongoing impacts of the COVID-19 pandemic.

Under these circumstances, the Shin-Keisei Group continued to make efforts to strengthen its business management fundamentals and to improve its operational efficiency with a particular focus on the further improvement of safety management system.

As a result, operating income from all operations increased by 8.4 percent from 1,455 million yen to 18,871 million yen year on year. Operating profit from all operations were 603 million yen (operating loss of 689 million yen was incurred in the previous year), ordinary income was 861 million yen (ordinary loss of 364 million yen was incurred in the previous year), and net profit attributable to owners of the parent was 520 million yen (net loss attributable to owners of the parent of 1,085 million yen was incurred in the previous year).

The convenience store segment, which used to be classified as “Other,” has now been presented as a separate business segment due to its increased quantitative importance.

Transportation segment

In the train operations, digital ATS was installed and the external walls and roof of the Misaki Station building were improved as part of our efforts to provide safe transportation services. At Tokiwadaira Station and Takifudo Station, braille blocks with inward lines were installed and the station platforms were leveled to make the facilities barrier free. To provide better customer service, 80000 series one-car trains were introduced in November 2021 as well as the escalators at Takanekido Station were improved.

In an effort to reduce our environmental impact, the feeder cables for the up line and down line between the Goko substation and the Kamihongo substation were integrated, a VVVF inverter system installed on 8800 series one-car trains was upgraded, and LED lights were installed on trains.

For the enhancement of customer experience, we made various efforts to attract more passengers and increase sales. They include marketing commemorative tickets such as a “Cat Day Commemorative Takaneko Udan Train Ticket/Platform Ticket” and other original goods, which were all snapped up on the day they went on sale, introducing Chiba Lotte Marines and Chiba Jets Funabashi wrapping trains, and organizing recreational events such as fruit picking and healthy lineside hiking. In addition, we again operated a “Shin-Keisei Dream Train” which was decorated with children’s drawings, as we did in the previous year, to revitalize the local communities and to attract new customers.

In the bus operations, nine trains were replaced with ones that are more friendly to the environment and elderly passengers, and the “Andersen Liner” and “Takane Liner” trains were launched to increase passenger convenience. In the Tokyo 2020 Olympic and Paralympic Games, we were contracted to transport those involved in the Games, and also entered into a naming rights agreement that allowed us to name bus stops, in order to increase profit. As a project implemented with a grant from the Japan Tourism Agency, we organized a digital stamp rally where people visited places of interest in Matsudo. The purpose of this project was to revitalize the lineside communities and to encourage people to use buses. Funabashi Shin-Keisei Bus Co., Ltd. introduced mobile PASMO to better serve customers. Shin-Keisei has been certified as a One-Star Operator in the Workplace Certification System (officially known as Drivers’ Good Workplace Environment Certification System) developed by the Ministry of Land, Infrastructure, Transport and Tourism.

As a result, operating income increased by 8.9 percent from 1,089 million yen to 13,322 million yen year on year and operating loss was 967 million yen (operating loss of 2,148 million yen was incurred in the previous year).

Real estate segment

In the real estate lease operations, new leased properties located in Midorigaoka-nishi, Yachiyo-shi (Yoshihashi 85 district) and in Kanegasaku, Matsudo-shi became available for lease. We made active efforts to attract prospective tenants to increase and maintain the occupancy rate.

As a result, operating income increased by 1.1 percent from 37 million yen to 3,323 million yen year on year and operating profit increased by 4.9 percent from 67 million yen to 1,463 million yen year on year.

Convenience store segment

In the convenience store operations, we attempted to improve convenience and profitability by offering a wider selection of products that catered to customers’ changing needs during the pandemic. We also continued to sell regional products and specialties produced in partnership with lineside farmers as well as contributed to the local communities by organizing a “Shin-Keisei Marche” and a “Work Experience” program for elementary school children.

As a result, operating income increased by 16.6 percent from 337 million yen to 2,371 million yen year on year and operating profit increased by 129.1 percent from 46 million yen to 81 million yen year on year.

(2) Issues to be addressed

In the medium to long term, the business environment surrounding the Shin-Keisei Group is expected to be impacted by the declining birthrate and aging population as well as the decreasing working-age population among the lineside communities. Furthermore, changes in the business environment caused by the impact of the COVID-19 pandemic also affected our operations, resulting in lower revenue in transportation operations in particular.

In order to deal with this situation, the Shin-Keisei Group developed a medium-term management plan called “S4 Plan” in April 2019 and implemented it for three years until March 2022. The purpose of the plan is to make the Shin-Keisei Group a company trusted by customers and local communities by operating with safety, security, and comfort in mind while building attractive lineside communities where people want to continue to live or aspire to live, by providing services that foresee their needs.

Based on our past efforts and through the strengthening of our business management fundamentals and the creation of new business domains, regional vitalization by co-existing with and supporting local communities, and the improvement of regional brand power, we strive to enhance the appeal of the Group and to increase the level of trust by customers and local communities.

(3) Capital investment

Capital investments made by the Shin-Keisei Group in this consolidated fiscal year reached 4,131 million yen and they include:

Transportation segment

Installation of a digital train radio system

Improvement of an emergency alarm device

Installation of digital ATS (between Narashino Station and Takanekodan Station)

Leveling of the station platforms and installation of braille blocks with inward lines on the station platforms (Tokiwadaira Station)

Introduction of new trains (80000 series one-car trains)

Installation of a full SiC-applied VVVF inverter system on 8800 series trains

Improvement of station escalators (Takanekido Station)

Modification of station equipment in response to increased convenience of IC cards

Manufacture of new buses (nine buses)

Real estate segment

Construction of a leased property at Midorigaoka-nishi, Yachiyo-shi (Yoshihashi 85 district)

(4) Financing

The outstanding balance as of the end of the previous year was 10,949 million yen, an increase of 525 million yen from the end of the previous year.(5) Financial position and results of operations for the past three fiscal years

Account title	FY2018 (101st term)	FY2019 (102nd term)	FY2020 (103rd term)	FY2021 (This term)
Operating income
(In millions of yen)	21,445	21,302	17,415	18,871
Ordinary income or loss
(In millions of yen)	3,771	3,299	-364	861
Net profit or loss attributable to owners of the parent (In millions of yen)	2,680	2,355	-1,085	520
Net profit or loss per share
(yen)	244.17	214.55	-98.90	47.40
Total assets
(In millions of yen)	97,942	100,929	102,664	68,109
Net assets
(In millions of yen)	43,278	44,059	43,486	43,562

Notes:	1.	Net profit or loss per share has been calculated based on the average number of shares outstanding (excluding treasury stock).
2.

The Accounting Standard for Revenue Recognition (Corporate Accounting Standard No. 29, March 31, 2020) has been applied since the beginning of this fiscal year. The figures for this fiscal year are presented after such Accounting Standard has been applied.

(6) Important status of parent company, subsidiaries, and business combination

1) Status of parent company

Not applicable

2) Important status of subsidiaries

Company name	Capital	Shareholding percentage	Principal business activities
	In millions of yen	%
Funabashi Shin-Keisei Bus Co., Ltd.	50	100.00	Passenger bus operations
Matsudo Shin-Keisei Bus Co., Ltd.	50	100.00	Passenger bus operations
Shin-Keisei Retailing Net Co., Ltd.	10	100.00	Convenience store operations

Note: Shin-Keisei does not have any specified wholly-owned subsidiaries.

3) Important status of business combination

Company name	Capital	Shareholding percentage	Principal business activities
	In millions of yen	%	Train operations and real estate sale and lease
Keisei Electric Railway Co., Ltd.	36,803	1.08
Keisei Construction, Inc. (equity method affiliate)	450	28.57	Construction
Keisei Sharyo Kogyo (equity method affiliate)	20	40.00	Train inspection and repair services

Note: Keisei Electric Railway Co., Ltd. holds 44.45 percent of Shin-Keisei’s outstanding shares.

(7) Principal business activities (as of March 31, 2022)

Transportation segment

Business activities	Company name
Train operations	Shin-Keisei
Bus operations	Funabashi Shin-Keisei Bus Co., Ltd. Matsudo Shin-Keisei Bus Co., Ltd.

Real estate segment

Business activities	Company name
Real estate sale	Shin-Keisei
Real estate lease	Shin-Keisei

Convenience store segment

Business activities	Company name
Convenience store operations	Shin-Keisei Retailing Net Co., Ltd.

(8) Principal places of business (as of March 31, 2022)

Company name	Head office	Scale of operations
Shin-Keisei	Kamagaya-shi, Chiba

Distance covered by train services: 26.5 km

Area covered: Between Matsudo and Keisei Tsudanuma (Chiba)

No. of stations: 24 (Chiba)

No. of trains: 156

Leased properties: Tsudanuma Juni Bangai Building, Tsudanuma Juyon Bangai Building, Yachiyo Butsuryu Center, etc. (Chiba)

Funabashi Shin-Keisei Bus Co., Ltd.	Kamagaya-shi, Chiba	No. of offices: 2 (Kamagaya-shi and Funabashi-shi, Chiba) Distance covered: 203.72 km No. of buses: 145
Matsudo Shin-Keisei Bus Co., Ltd.	Kamagaya-shi, Chiba	No. of offices: 1 (Matsudo-shi, Chiba) No. of bus yards: 1 (Matsudo-shi, Chiba) Distance covered: 159.64 km No. of buses: 103
Shin-Keisei Retailing Net Co., Ltd.	Funabashi-shi, Chiba	No. of convenience stores: 11 (Chiba)

(9) Employees (as of March 31, 2022)

1) Employees of the Shin-Keisei Group

Business segment	No. of employees
Transportation segment	871	(177)
Real estate segment	14	(3)
Convenience store segment	18	(239)
Total	903	(419)

Note: The number of employees represents the number of employees gainfully employed. The annual average number of temporary workers is not included in the number of employees and is indicated in parenthesis.

2) Employees of Shin-Keisei

No. of employees	Increase/Decrease from the end of the previous fiscal year	Average age	Average length of service
481 (56)	An increase of 4 (An increase of 1)	38.5 years of age	18.4 years

Note: The number of employees represents the number of employees gainfully employed. The annual average number of temporary workers is not included in the number of employees and is indicated in parenthesis.

(10) Major lenders (as of March 31, 2022)

Lender	Outstanding balance
In millions of yen
Development Bank of Japan Inc.	4,804

2. Matters concerning shares of Shin-Keisei (as of March 31, 2022)

(1) Total number of shares authorized to be issued	24,000,000
(2) Total number of outstanding shares	11,023,228
(3) Number of shareholders	3,504	(An increase of 269 from the end of the previous fiscal year)

(4) Major shareholders (top ten shareholders)

Name of shareholder	No. of shares held	Shareholding percentage
	In thousands	%
Keisei Electric Railway Co., Ltd.	4,899	44.64
The Master Trust Bank of Japan, Ltd. (Trust Account)	467	4.26
Nippon Life Insurance Company Standing Proxy: The Master Trust Bank of Japan, Ltd.	274	2.50
Tokio Marine & Nichido Fire Insurance Co., Ltd.	189	1.73
Custody Bank of Japan, Ltd. (Trust Account)	139	1.27
Shin-Keisei Electric Railway Employee Stock Ownership	114	1.04
Mitsui Sumitomo Insurance Company, Limited	114	1.04
Sumitomo Mitsui Trust Bank, Limited Standing Proxy: Custody Bank of Japan, Ltd.	113	1.03
Mizuho Bank Ltd. Standing Proxy: Custody Bank of Japan, Ltd.	110	1.00
Tomoko Fukuda	88	0.81

Note: Shareholding percentage has been calculated without including treasury stock (45,994 shares).

3. Matters concerning Officers

(1) Directors and audit & supervisory board members (as of March 31, 2022)

Position held at Shin-Keisei	Name	Responsibilities and important concurrent positions
President and CEO	Yukihito Mashimo
Senior Managing Director	Kazumi Taguchi	General Manager of Train Operations Division
Executive Managing director	Shinji Nagami	In charge of Financial Strategy and Development Promotion
Executive Managing Director	Kunihiko Yoshikawa	General Manager of Internal Audit In charge of General Affairs and Human Resources
Executive Managing Director	Yoshikazu Kawai	In charge of Business Planning Outside Director of Toyo Rapid Railway Representative Director and Chairman of Funabashi Shin-Keisei Bus Co., Ltd.
Director	Soichi Tada	General Manager of Train Facilities Department, Train Operations Division
Director	Sakae Aihara	General Manager of Railway Electrification Department, Train Operations Division
Director	Norio Saigusa	Director of Hokuso-Railway Co., Ltd. Outside Auditor & Supervisory Board Member of Oriental Land Co., Ltd.
Director	Toshiya Kobayashi	Representative Director and President and President and Executive Officer of Keisei Electric Railway Co., Ltd. Audit & Supervisory Board Member of Hokuso-Railway Co., Ltd.
Director	Takako Amitani
Director	Hitoshi Ikeda
Full-time Audit & Supervisory Board Member	Nobuo Yanagida
Full-time Audit & Supervisory Board Member	Kouichi Yamakado
Audit & Supervisory Board Member	Takao Amano	Representative Director and Senior Executive Officer of Keisei Electric Railway Co., Ltd.
Audit & Supervisory Board Member	Shokichi Kaneko	Director and Managing Executive Officer of Keisei Electric Railway Co., Ltd.

Notes:	1.	Mr. Norio Saigusa, Director; Mr. Toshiya Kobayashi, Director; Ms. Takako Amitani, Director; and Mr. Hitoshi Ikeda, Director are outside directors.
2.

Mr. Kouichi Yamakado, Full-time Audit & Supervisory Board Member; Mr. Takao Amano, Audit & Supervisory Board Member; and Mr. Shokichi Kaneko, Audit & Supervisory Board Member are outside audit & supervisory board members.

3.

Ms. Takako Amitani, Director; Mr. Hitoshi Ikeda, Director; and Mr. Kouichi Yamakado, Full-time Audit & Supervisory Board Member have been appointed as independent officers in accordance with the regulations of the Tokyo Stock Exchange and have been registered with the Tokyo Stock Exchange.

4.

Mr. Nobuo Yanagida, Full-time Audit & Supervisory Board Member, has experience in performing year-end financial reporting and preparing financial statements at Shin-Keisei. He has a considerable level of financial and accounting expertise.

5.

Mr. Yoshikazu Kawai, Executive Managing Director, is an outside director of Toyo Rapid Railway. Toyo Rapid Railway conducts business transactions that fall into the same business category as Shin-Keisei.

6.

Mr. Norio Saigusa, Outside Director, who had been the representative director and chairman of Keisei Electric Railway Co., Ltd., resigned with effect from June 29, 2021 and assumed the position of advisor with effect from the same day. Currently, he is a director of Hokuso-Railway Co., Ltd. and an outside auditor & supervisory board member of Oriental Land Co., Ltd. Hokuso-Railway Co., Ltd. conducts business transactions that fall into the same business category as Shin-Keisei. There is no special relationship between Oriental Land Co., Ltd. and Shin-Keisei.

7.

Mr. Toshiya Kobayashi, Outside Director, is the representative director and president and president and executive officer of Keisei Electric Railway Co., Ltd. and an audit & supervisory board member of Hokuso-Railway Co., Ltd. Keisei Electric Railway Co., Ltd. and Hokuso-Railway Co., Ltd. conduct business transactions that fall into the same business category as Shin-Kaisei.

8.

Mr. Takao Amano, Outside Audit & Supervisory Board Member, is the representative director and senior executive officer of Keisei Electric Railway Co., Ltd. Keisei conducts business transactions that fall into the same business category as Shin-Kaisei.

9.

Mr. Shokichi Kaneko, Outside Audit & Supervisory Board Member is a director and managing executive officer of Keisei Electric Railway Co., Ltd. Keisei conducts business transactions that fall into the same business category as Shin-Kaisei. Mr. Kaneko resigned from the position of outside director of Toyo Rapid Railway with effect from June 24, 2021.

(2) Brief description of limited liability agreement

A limited liability agreement was executed between Shin-Keisei and Ms. Takako Amitani, Director; Mr. Hitoshi Ikeda, Director; and Mr. Kouichi Yamakado, Director. Under this agreement, their liability is limited to the maximum amount specified in the Companies Act if they perform their duties in good faith and there is no gross negligence on their part with respect to their liability under Article 423, Paragraph 1 of the Companies Act.

(3) Brief description of directors’ liability insurance

Shin-Keisei took out a directors’ liability insurance policy specified in Article 430-3, Paragraph 1 of the Companies Act, with an insurance company, with the directors and audit & supervisory board members of Shin-Keisei and its subsidiaries being named as the insured. The policy covers the insured’s liability arising in the execution of their duties or any damage that may be caused due to a claim filed to pursue such liability. However, the policy contains certain exclusions under which damage arising out of an act committed in the knowledge that such act constitutes a violation of law is not covered. Shin-Keisei pays the insurance premiums in full, and effectively, no payment is due from the insured.

(4) Remuneration etc. of directors and audit & supervisory board members

1) Policy for determining officers’ remuneration etc.

Shin-Keisei approved a policy to determine each director’s remuneration etc. at a meeting of the board of directors held on January 28, 2021.

In addition to basic remuneration, which is determined based on a director’s position, performance etc., full-time directors are given remuneration designed to allow them to acquire Shin-Keisei’s shares in order to motivate them to contribute to improving corporate value in the medium to long term. Fixed remuneration is paid on a monthly basis only. The decision on the amount of each director’s remuneration is left entirely to the president and CEO at a board meeting and then such amount is determined by the president and CEO to the extent approved by a resolution of a shareholders’ meeting.

The decision on each director’s remuneration etc. for this fiscal year has been left entirely to the president and CEO and the remuneration etc. has been determined based on the director’s position, performance, etc. and to the extent approved by a resolution of a shareholders’ meeting. For this reason, the board of directors believes that this is consistent with a policy approved by the board of directors

2) Matters concerning a shareholders’ meeting resolution about remuneration of directors and audit & supervisory board members

The maximum amount of remuneration for Shin-Keisei’s officers was approved at a shareholders’ meeting held on June 25, 2010. It was resolved that remuneration of directors must not exceed 260 million yen per year while remuneration of audit & supervisory board members must not exceed 65 million yen per year. The number of directors and audit & supervisory board members existing at the end of the shareholders’ meeting was 12 and 4, respectively. Moreover, it was resolved at a shareholders’ meeting held on June 28, 2016 that remuneration of outside directors must not exceed 30 million yen per year. The number of outside directors existing at the end of the shareholders’ meeting was four.

3) Matters concerning the delegation of decision-making on each director’s remuneration etc.

At Shin-Keisei, the decision on the amount of each director’s remuneration is left entirely to Mr. Yukihito Mashimo, President and CEO, at a board meeting and then such amount is determined by the president and CEO to the extent approved by a resolution of a shareholders’ meeting. The reason for the delegation is that Shin-Keisei believes the president and CEO is best suited to assess each director’s responsible department while considering the overall performance of Shin-Keisei.

4) Total amount of remuneration etc. paid to directors and audit & supervisory board members

Title	Total amount of remuneration	Total amount of remuneration by type			No. of recipients
		Basic remuneration	Performance-based remuneration	Non-monetary remuneration etc.
	In millions of yen	In millions of yen	In millions of yen	In millions of yen
Director	149	149	—	—	11
Audit & supervisory board member	44	44	—	—	4
Total	193	193	—	—	15

Notes:	1.	Remuneration paid to directors does not include the employee salary portion of directors who serve concurrently as employees.
2.	Remuneration paid to outside officers was 43 million yen (four outside directors and three outside audit & supervisory board members).

(5) Major activities of outside officers during this fiscal year

- Outside directors

Position	Name	Meetings of board of directors	How an opinion was expressed / Description of duties and role performed
Attendance
Director	Norio Saigusa	8 out of 8 meetings

Mr. Saigusa duly played his role to ensure the adequacy and appropriateness of the decision-making process. Based on his abundant management experience and extensive knowledge that he had amassed as a corporate executive over many years, Mr. Saigusa performed management oversight and provided advice for the overall management of Shin-Keisei.

Director	Toshiya Kobayashi	8 out of 8 meetings

Mr. Kobayashi duly played his role to ensure the adequacy and appropriateness of the decision-making process. Based on his abundant management experience and extensive knowledge that he had amassed as a corporate executive, Mr. Kobayashi performed management oversight and provided advice for the overall management of Shin-Keisei.

Director	Takako Amitani	8 out of 8 meetings

Ms. Amitani duly played her role to ensure the adequacy and appropriateness of the decision-making process. Based on her abundant experience and extensive knowledge that she has as a certified public accountant, Ms. Amitani performed oversight and provided advice from the perspective of a financial expert.

Director	Hitoshi Ikeda	8 out of 8 meetings

Mr. Ikeda duly played his role to ensure the adequacy and appropriateness of the decision-making process. Based on his abundant experience in the financial field and extensive knowledge as a corporate executive, Mr. Ikeda performed oversight and provided advice from the perspective of a monetary and financial expert.

- Outside audit & supervisory board members

Position	Name	Meetings of board of directors	Meetings of audit & supervisory board	How an opinion was expressed
		Attendance	Attendance
Audit & Supervisory Board Member	Kouichi Yamakado	8 out of 8 meetings	7 out of 7 meetings	Mr. Yamakado participated in discussions on how audits were conducted by audit & supervisory board members and expressed his opinion as and when required.
Audit & Supervisory Board Member	Takao Amano	8 out of 8 meetings	7 out of 7 meetings	Mr. Amano participated in discussions on how audits were conducted by audit & supervisory board members and expressed his opinion as and when required.
Audit & Supervisory Board Member	Shokichi Kaneko	7 out of 8 meetings	6 out of 7 meetings	Mr. Kaneko participated in discussions on how audits were conducted by audit & supervisory board members and expressed his opinion as and when required.

4. Matters concerning the accounting auditor

(1)         Name                  Crowe Toyo & Co.

(2)         Amount of remuneration

Amount paid
In millions of yen
Amount of remuneration etc. for the accounting auditor for this fiscal year	36
Total amount of money and other financial benefits payable by Shin-Keisei and its subsidiaries to the accounting auditor	36

Notes:	1.

The audit agreement between Shin-Keisei and the accounting auditor does not distinguish between audit remuneration for audits performed under the Companies Act and audits performed under the Financial Instruments and Exchange Act, and it is practically impossible to distinguish them. Therefore, the amount of remuneration payable to the accounting auditor for this fiscal year is the total amount of the above-mentioned remuneration.

2.

The audit & supervisory board reviewed and examined the accounting auditor’s audit plan, how they executed their duties in the previous fiscal year, and the basis for calculating their remuneration. The board determined that the amount of audit remuneration etc. was adequate and gave its consent under Article 399, Paragraph 1 of the Companies Act.

(3)         Policy for dismissing or not reappointing the accounting auditor

If Shin-Keisei is satisfied that the accounting auditor has fallen into any of the items of Article 340, Paragraph 1 of the Companies Act, Shin-Keisei will immediately investigate the situation. If Shin-Keisei determines that the accounting auditor is unable or unfit to perform audits, Shin-Keisei will take steps to dismiss or not to reappoint the accounting auditor in accordance with the procedures specified by the Companies Act.

5. Basic policy concerning control of Shin-Keisei

Currently, Shin-Keisei has no specific basic policy as to how to treat persons who have control over the determination of its financial and business policies.

* Figures and the number of shares presented in this business report have been rounded to the nearest whole number. Percentages have been rounded to two decimal places.

Consolidated Balance Sheet

(As of March 31, 2022)

Account title	Amount	Account title	Amount
	Yen in thousands		Yen in thousands
Assets
Current assets	9,728,814	Liabilities
Cash and deposits	6,377,621
Accounts receivable - trade	1,142,667
Lease investment assets	793,241	Current liabilities	11,902,204
Merchandise and finished goods	50,349	Accounts payable - trade	1,077,373
Land and buildings for sale	610,000	Short-term loans payable	4,684,100
Raw materials and supplies	503,180	Accounts payable - other	2,047,499
Other	251,753	Income taxes payable	406,211
		Advances received	410,726
Non-current assets	58,381,121	Provision for bonuses	473,699
Property, plant and equipment	47,340,242	Other	2,802,593
Buildings and structures	26,378,677
Machinery, equipment, and vehicles	5,256,174	Non-current liabilities	12,645,624
Land	12,175,105	Long-term loans payable	6,265,500
Construction in progress	2,861,208	Deferred tax liabilities	951,018
Other	669,076	Liabilities for retirement benefits	3,329,601
		Other	2,099,504
Intangible assets	594,559	Total liabilities	24,547,829
Other	594,559
		Net assets
		Shareholders’ equity	38,998,081
Investment and other assets	10,446,319	Capital stock	5,935,940
Investment securities	10,153,875	Capital surplus	4,774,522
Deferred tax assets	5,976	Retained earnings	28,373,853
Assets for retirement benefits	181,932	Treasury stock	-86,235
Other	104,534	Accumulated other comprehensive income	4,564,025
		Valuation difference on available-for-sale securities	4,594,620
		Accumulated adjustment for retirement benefits	-30,594
		Total net assets	43,562,106

Total assets	68,109,936	Total liabilities and net assets	68,109,936

Consolidated Statement of Income

(	From April 1, 2021 To March 31, 2022)

Account title	Amount
	Yen in thousands	Yen in thousands
Operating income		18,871,082
Operating expenses
Operating expenses and cost of sales of transportation	17,102,527
Selling, general and administrative expenses	1,164,707	18,267,234
Operating profit		603,847
Non-operating income
Interest income and dividend income	75,115
Equity in earnings of affiliates	125,842
Subsidy income	81,625
Other	95,047	377,631
Non-operating expenses
Interest expenses	114,465
Other	5,032	119,497
Ordinary income		861,981
Extraordinary income
Contribution for construction	32,958,556	32,958,556
Extraordinary loss
Loss on reduction of noncurrent assets	32,958,020
Other	12,166	32,970,186
Income before taxes		850,351
Income taxes - Current	400,268
Income taxes - Deferred	-70,220	330,047
Net income		520,304
Net income attributable to owners of the parent		520,304

Non-Consolidated Balance Sheet

(As of March 31, 2022)

Account title	Amount	Account title	Amount

	Yen in thousands		Yen in thousands
Assets		Liabilities
Current assets	7,926,326	Current liabilities	12,600,850
Cash and deposits	5,082,951	Short-term loans payable	4,684,100
Railway fares receivable	749,596	Accounts payable - other	2,790,392
Accounts receivable - other	43,813	Accrued expenses	326,645
Accrued income	30,665	Income taxes payable	380,481
Consumption taxes receivable	30,431	Inter-line fares received	1,036,094
Lease investment assets	793,241	Deposit received	1,997,660
Land and buildings for sale	610,000	Fares received	625,085
Supplies	471,092	Advances received	410,720
Prepaid expenses	76,077	Deferred income	7,858
Other current assets	38,456	Provision for bonuses	337,415
		Asset retirement obligations	4,396

Non-current assets	55,893,198	Non-current liabilities	11,718,830
Non-current assets - train operations	27,083,690	Long-term loans payable	5,965,500
Non-current assets - real estate operations	17,358,663	Deferred tax liabilities	955,111
Non-current assets - related operations	625,046	Provision for retirement benefits	2,698,713
Construction in progress	2,861,208	Asset retirement obligations	95,518
Investments and other assets	7,964,590	Guarantee deposits received	2,003,985
Shares of affiliates and subsidiaries	6,678,653	Total liabilities	24,319,680
Investment securities	1,005,869
Long-term prepaid expenses	64,357	Total net assets
Prepaid pension expenses	182,857	Shareholders’ equity	35,054,517
Other investments	32,852	Capital stock	5,935,940
		Capital surplus	4,774,522
		Legal capital surplus	4,773,405
		Other capital surplus	1,116
		Retained earnings	24,430,290
		Legal retained earnings	523,210
		Other retained earnings	23,907,079
		General reserve	2,480,500
		Reserve for reduction of replaced property	5,469
		Retained earnings brought forward	21,421,110
		Treasury stock	-86,235
		Valuation and translation adjustments	4,445,327
		Valuation difference on available-for-sale securities	4,445,327
		Total net assets	39,499,845
Total assets	63,819,525	Total liabilities and net assets	63,819,525

Non-Consolidated Statement of Income

(	From April 1, 2021 To March 31, 2022)

Account title	Amount
	Yen in thousands	Yen in thousands
Train operations
Operating income	9,382,513
Operating expenses	9,902,247
Operating loss		519,734
Real estate operations
Operating income	3,937,619
Operating expenses	2,431,742
Operating profit		1,505,877
Operating profit - all operations		986,143
Non-operating income
Interest income and dividend income	194,453
Life insurance dividend income	31,674
Other income	89,266	315,395
Non-operating expenses
Interest expenses	120,201
Other expenses	25,129	145,331
Ordinary profit		1,156,206
Extraordinary income
Contribution for construction	32,958,556	32,958,556
Extraordinary loss
Loss on reduction of noncurrent assets	32,958,020
Other	112,166	33,070,186
Income before taxes		1,044,577
Income taxes - Current	368,504
Income taxes - Deferred	-61,775	306,728
Net income		737,848

Accounting auditor's report for consolidated financial statements

Independent Auditor's Report

To the Board of Directors of Shin-Keisei Electric Railway Co., Ltd.			May 6, 2022
Tokyo Office Crowe Toyo & Co.
	Designated Partner	Certified public	Wataru Kobayashi
	Engagement Partner	accountant

	Designated Partner	Certified public	Akihiro Tanaka
	Engagement Partner	accountant

	Designated Partner	Certified public	Hideho Tabe
	Engagement Partner	accountant

Opinion

　Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated the consolidated financial statements of Shin-Keisei Electric Railway Co., Ltd. (the “Company”) for the consolidated fiscal year from April 1, 2021 to March 31, 2022, namely, the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets, and the notes to the consolidated financial statements.

　In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position and results of operations of a group of companies consisting of the Company and its consolidated subsidiaries for the period covered by the consolidated financial statements in accordance with accounting principles generally accepted in Japan.

Basis for opinion

　We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the “Auditor’s responsibilities for the audit of the consolidated financial statements” section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of matter

　As described in the note to significant subsequent events in the notes to the consolidated financial statements, the Company passed a resolution to conduct share exchange whereby Keisei Electric Railway Co., Ltd. will become a wholly owning parent company and the Company will become a wholly owned subsidiary, at a board meeting held on April 28, 2022, and entered into a share exchange agreement as of the same date.

　This matter does not affect our opinion.

Other information

　The other information comprises the information other than the business report and the supplementary schedules. The directors are responsible for preparing and disclosing the other information. The audit & supervisory board members and the audit & supervisory board are responsible for overseeing the directors’ execution of their duties, including the design and implementation of the Company’s financial reporting process, provided in the other information.

　Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

　In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated, and to pay attention to see whether there are any possible material misstatements of the other information other than such material inconsistencies.

　If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

　We have nothing to report in this regard.

Responsibilities of management, audit & supervisory board members and the audit & supervisory board for the consolidated financial statements

　Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan and for the establishment and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

　In preparing the consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare the consolidated financial statements in accordance with the premise of a going concern, and for disclosing, as applicable, matters relating to going concern in accordance with accounting principles generally accepted in Japan.

　The audit & supervisory board members and the audit & supervisory board are responsible for monitoring the directors' execution of their duties in the design and implementation of the financial reporting process.

Auditor’s responsibilities for the audit of the consolidated financial statements

　Our responsibility is to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to express an opinion on the consolidated financial statements from an independent standpoint in an audit report, based on our audit. Misstatements can occur as a result of fraud or error, and are deemed material if they can be reasonably expected to, either individually or collectively, influence the decisions of users taken on the basis of the consolidated financial statements.

　We make professional judgment in the audit process in accordance with auditing standards generally accepted in Japan, and perform the following while maintaining professional skepticism.

- Identify and assess the risks of material misstatement, whether due to fraud or error. Design and implement audit procedures to address the risks of material misstatement. Select and apply the audit procedures as determined by the auditor. In addition, obtain sufficient and appropriate audit evidence to provide a basis for the audit opinion.

- In making those risk assessments, the auditor considers internal control relevant to the entity’s audit in order to design audit procedures that are appropriate in the circumstances, although the purpose of the audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control.

- Assess the appropriateness of accounting policies adopted by management and the method of their application, as well as the reasonableness of accounting estimates made by management and the adequacy of related notes.

- Determine whether it is appropriate for management to prepare the consolidated financial statements on the premise of a going concern and, based on the audit evidence obtained, determine whether there is a significant uncertainty in regard to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If there is a significant uncertainty concerning the premise of a going concern, the auditor is required to call attention to the notes to the consolidated financial statements in the audit report, or if the notes to the consolidated financial statements pertaining to the significant uncertainty are inappropriate, issue a modified opinion on the consolidated financial statements. While the conclusions of the auditor are based on the audit evidence obtained up to the date of the audit report, depending on future events or conditions, an entity may be unable to continue as a going concern.

- Besides assessing whether the presentation of and notes to the consolidated financial statements are in accordance with accounting principles generally accepted in Japan, assess the presentation, structure, and content of the consolidated financial statements including related notes, and whether the consolidated financial statements fairly present the transactions and accounting events on which they are based.

- Obtain sufficient and appropriate audit evidence regarding the financial information of the Company and its consolidated subsidiaries in order to express an opinion on the consolidated financial statements. The auditor is responsible for instructing, supervising, and implementing the audit of the consolidated financial statements, and is solely responsible for the audit opinion.

　The auditor reports to the audit & supervisory board members and the audit & supervisory board regarding the scope and timing of implementation of the planned audit, material audit findings including material weaknesses in internal control identified in the course of the audit, and other matters required under the auditing standards.

　The auditor reports to the audit & supervisory board members and the audit & supervisory board regarding the observance of provisions related to professional ethics in Japan as well as matters that are reasonably considered to have an impact on the auditor’s independence and any safeguards that are in place to reduce or eliminate obstacles.

Interest

　Our firm and engagement partners have no interest in the Company and its subsidiaries requiring disclosure under the provisions of the Certified Public Accountants Act.

Accounting Audit Report on Financial Statements

Independent Auditor's Report

To the Board of Directors of Shin-Keisei Electric Railway Co., Ltd.			May 6, 2022
Tokyo Office Crowe Toyo & Co.
	Designated Partner	Certified public	Wataru Kobayashi
	Engagement Partner	accountant

	Designated Partner	Certified public	Akihiro Tanaka
	Engagement Partner	accountant

	Designated Partner	Certified public	Hideho Tabe
	Engagement Partner	accountant

Opinion

 Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements, which comprise the balance sheet, the statement of income, the statement of changes in net assets, and the notes to financial statements, and the supplementary schedules thereto (hereinafter referred to as the “Financial Statements, etc.”) of Shin-Keisei Electric Railway Co., Ltd. (“the Company”) for the 104th fiscal year from April 1, 2021 to March 31, 2022.

 In our opinion, the Financial Statements, etc. referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and the results of its operations for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

 We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements, etc. of our report. We are independent of the Company in accordance with the provisions related to professional ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that we have obtained sufficient and appropriate audit evidence to provide a basis for our opinion.

Emphasis of Matter

　As stated in “Notes on significant subsequent events” in the notes to financial statements, the Company resolved to conduct a share exchange where Keisei Electric Railway Co., Ltd. will be a wholly owning parent company and the Company will be a wholly owned subsidiary at the meeting of the Board of Directors held on April 28, 2022 and entered into a share exchange agreement on the same date.

　This matter does not affect our opinion.

Other Information

　The other information comprises the business report and its supplementary schedules. Management is responsible for the preparation and disclosure of the other information. In addition, Audit & Supervisory Board Members and the Audit & Supervisory Board are responsible for overseeing the directors' performance of duties related to designing and operating the Company’s reporting process of the other information.

　Our opinion on the Financial Statements, etc. does not cover the other information, and we do not provide an opinion on the other information.

　In connection with our audit of the Financial Statements, etc., our responsibility is to read the other information and, in doing so, to consider whether there is a material inconsistency between the other information and the Financial Statements, etc. or our knowledge gained during the course of the audit, and remain alert for other indications that the other information is apparently materially misstated.

　If, based on the work we have performed, we determine that the other information is materially misstated, we are required to report that fact.

　We have nothing to report in this regard.

Responsibilities of Management, Audit & Supervisory Board Members, and the Audit & Supervisory Board for the Financial Statements, etc.

　Management is responsible for the preparation and fair presentation of the Financial Statements, etc. in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of the Financial Statements, etc. that are free from material misstatement, whether due to fraud or error.

　In preparing the Financial Statements, etc., management is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with accounting principles generally accepted in Japan.

　Audit & Supervisory Board Members and the Audit & Supervisory Board are responsible for overseeing the directors' performance of duties related to designing and operating the Company’s financial reporting process.

Auditor's Responsibilities for the Audit of the Financial Statements, etc.

　Our objectives are to obtain reasonable assurance about whether the Financial Statements, etc. as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion based on our audit as independent auditor. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the Financial Statements, etc.

　In accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement, whether due to fraud or error. Design and perform audit procedures responsive to risks of material misstatement. The selection and application of audit procedures are at the Auditor’s discretion. In addition, obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

- Obtain, when performing risk assessment procedures, an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

- Evaluate the appropriateness of accounting policies adopted by management and their application, as well as the reasonableness of accounting estimates made by management and the validity of the related disclosures.

- Conclude on the appropriateness of management’s use of the going concern basis of accounting in the preparation of the Financial Statements, etc. and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the Financial Statements, etc. or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern.

- Evaluate whether the overall presentation and disclosures of the Financial Statements, etc. are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure and content of the Financial Statements, etc., including the related disclosures, and whether the Financial Statements, etc. represent the underlying transactions and accounting events in a manner that achieves fair presentation.

　We communicate with Audit & Supervisory Board Members and the Audit & Supervisory Board regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

　We also provide Audit & Supervisory Board Members and the Audit & Supervisory Board with a statement that we have complied with relevant ethical requirements in Japan regarding independence, and communicate with them all matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or mitigate any obstacles to independence.

Conflicts of interest

　There is no interest between the Company and our firm or Engagement Partners that should be mentioned in accordance with the provisions of the Certified Public Accountants Act of Japan.

Report of the Audit & Supervisory Board

Audit Report

　With respect to the Directors’ performance of their duties during the 104th fiscal year from April 1, 2021 to March 31, 2022, the Audit & Supervisory Board has prepared this audit report after deliberations based on the audit reports prepared by each Audit & Supervisory Board Member, and hereby report as follows:

1. Method and Contents of Audit by Audit & Supervisory Board Members and the Audit & Supervisory Board

(1) The Audit & Supervisory Board has established the audit policies, assignment of duties, etc. and received a report from Audit & Supervisory Board Members regarding the status of implementation of their audits and results thereof, and has endeavored to hold deliberations and share relevant information. In addition, the Audit & Supervisory Board has received reports from the Directors, etc. and the Accounting Auditor regarding the status of performance of their duties, and requested explanations as necessary.

(2) In conformity with the Audit & Supervisory Board Members’ auditing standards established by the Audit & Supervisory Board, and in accordance with the audit policies, assignment of duties, etc., Audit & Supervisory Board Members endeavored to facilitate a mutual understanding with the Directors, the internal audit department and other employees, etc., and to collect information and maintain and improve the audit environment, and conducted audit by following methods:

1) Audit & Supervisory Board Members attended the meetings of the Board of Directors and other important meetings, received reports on the status of performance of duties from the Directors and other employees and requested explanations as necessary, examined important approval/decision documents, and inspected the status of the corporate affairs and assets at the head office and major sales offices. In addition, Audit & Supervisory Board Members endeavored to facilitate a mutual understanding and exchanged information with the Directors or Audit & Supervisory Board Members, etc. of each subsidiary and received from subsidiaries reports on their respective business as necessary.

2) In relation to (i) the contents of the Board of Directors’ resolutions regarding the development and maintenance of the system to ensure that the Directors' performance of their duties described in the business report complied with all laws, regulations and the Articles of Incorporation of the Company and other systems set out in Article 100, Paragraphs 1 and 3 the Ordinance for Enforcement of the Companies Act of Japan as being necessary for ensuring the appropriateness of the corporate affairs of the corporate group comprised of a joint stock company (kabushiki kaisha) and its subsidiaries, and (ii) the systems (internal control systems) based on such resolutions, Audit & Supervisory Board Members regularly received reports on the status of development and operating situation of such systems from the Directors and other employees, requested explanations as necessary, and expressed opinions.

3) Audit & Supervisory Board Members monitored and verified whether the Accounting Auditor maintained its independence and properly conducted its audit, received a report from the Accounting Auditor on the status of its performance of duties, and requested explanations as necessary. Audit & Supervisory Board Members were notified by the Accounting Auditor that it had established a “system to ensure that the performance of the duties of the Accounting Auditor was properly conducted” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary.

　Based on the above-described methods, Audit & Supervisory Board Members examined the business report and the supplementary schedules thereto, the financial statements (the balance sheet, the statement of income, the statement of changes in net assets, and the notes to financial statements) and the supplementary schedules thereto, and the consolidated financial statements (the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets, and the notes to consolidated financial statements), for the fiscal year under consideration.

2. Results of Audit

　　(1) Results of Audit of Business Report, etc.

1) We acknowledge that the business report and the supplementary schedules thereto fairly present the status of the Company in conformity with the applicable laws and regulations and the Articles of Incorporation of the Company.

2) We acknowledge that no misconduct or material fact constituting a violation of any law or regulation or the Articles of Incorporation of the Company was found with respect to the Directors' performance of their duties.

3) We acknowledge that the Board of Directors' resolutions with respect to the internal control systems are appropriate. We did not find any matter to be mentioned with respect to the information provided in the business report or the Directors’ performance of their duties concerning the internal control systems.

　　(2) Results of Audit of Financial Statements and their Supplementary Schedules

We acknowledge that the methods and results of the audit performed by the Accounting Auditor, Crowe Toyo & Co., are appropriate.

　　(3) Results of Audit of Consolidated Financial Statements

We acknowledge that the methods and results of the audit performed by the Accounting Auditor, Crowe Toyo & Co., are appropriate.

May 11, 2022
Audit & Supervisory Board of Shin- Keisei Electric Railway Co., Ltd.
Full-time Audit & Supervisory Board Member		Nobuo Yanagida	Seal
Full-time Audit & Supervisory Board Member	(Outside Audit & Supervisory Board Member)	Kouichi Yamakado	Seal
Outside Audit & Supervisory Board Member		Takao Amano	Seal
Outside Audit & Supervisory Board Member		Shokichi Kaneko	Seal

Map of the venue of the General Meeting of the Shareholders

Conference room at the headquarters of Shin-Keisei Electric Railway Co., Ltd. 4-1-12, Kunugiyama, Kamagaya-shi, Chiba
Transportation	Get off at Kunugiyama Station of Shin-Keisei Line.
Please use public transportation to travel to the venue.